SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

     Filed by the registrant [X]
     Filed by a party other than the registrant [ ]
     Check the appropriate box
     [ ]  Preliminary proxy statement
     [X]  Definitive proxy statement
     [ ]  Definitive additional materials
     [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule
          14a-12


                          LIVE Entertainment Inc.
             (Name of Registrant as Specified in its Charter)

Payment of filing fee (Check the appropriate box):
     [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
          or 14a-6(j)(2).
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
     [ ]  Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: N/A

     (2) Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

     (4)  Proposed maximum aggregate value of transaction:  N/A

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:  N/A
     (2)  Form, schedule or registration statement no.:  N/A
     (3)  Filing party:  N/A
     (4)  Date filed:  N/A

                           LIVE ENTERTAINMENT INC.
                             15400 Sherman Way
                        Van Nuys, California 91406

           NOTICE OF ANNUAL MEETING OF HOLDERS OF COMMON STOCK,
            SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK AND
                   SERIES C CONVERTIBLE PREFERRED STOCK
                          To Be Held May 9, 1995

     Notice is hereby given that the annual meeting of holders of Common Stock, Series B Cumulative Convertible Preferred Stock and Series C Convertible Preferred Stock of LIVE Entertainment Inc. (the "Company") will be held at The Peninsula Beverly Hills, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212, on Tuesday, May 9, 1995, at 10:00 a.m. for the following purposes:

     (1)  Election of Directors by Common Stockholders and Series
          C Convertible Preferred Stockholders.

     (2) Election of Directors by Series B Cumulative Convertible Preferred Stockholders.

     (3) Approval by Common Stockholders and Series C Convertible Preferred Stockholders of an amendment to the Company's 1988 Stock Option and Stock Appreciation Rights Plan to increase the number of shares of the Company's Common Stock for which options may be granted by an additional 100,000 shares.

     (4)  Ratification by Common Stockholders and Series C
          Convertible Preferred Stockholders of the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1995.

     (5) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 24, 1995 as the record date for determining the stockholders entitled to receive notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, you are urged to promptly complete, date and sign the enclosed proxy and mail it to the Company in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                              By Order of the Board of Directors,




                              MICHAEL J. WHITE
                              Secretary

April 3, 1995
Van Nuys, California

                          LIVE ENTERTAINMENT INC.
                             15400 Sherman Way
                        Van Nuys, California 91406

                              PROXY STATEMENT

                               SOLICITATION

     This Proxy Statement is furnished to stockholders of LIVE Entertainment Inc. (the "Company" or "LIVE") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at the annual meeting of holders of Common Stock, Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") and Series C Convertible Preferred Stock (the "Series C Preferred Stock") scheduled to be held at The Peninsula Beverly Hills, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212, on Tuesday, May 9, 1995, at 10:00 a.m. and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying forms of proxy are first being mailed to stockholders is April 7, 1995. The Company's principal executive offices are located at 15400 Sherman Way, Van Nuys, California 91406.

     Proxies, in the forms enclosed, are being solicited by the Board for use at the annual meeting. The persons named as proxies were selected by the Board and are officers of the Company or its affiliates. Proxies may be revoked by a stockholder by written notice (including a properly executed and later dated proxy) to the Secretary of the Company at any time prior to the voting. In addition, a stockholder who attends the annual meeting may vote his shares personally and revoke his proxy at that time. All shares represented by valid proxies received pursuant to this solicitation, and not subsequently revoked, will be voted as provided on the proxy.

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, Directors and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their reasonable out-of-pocket expenses.

     The Board has fixed the close of business on March 24, 1995 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the annual meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the annual meeting. At the close of business on the Record Date, the Company had outstanding 2,418,720 shares of Common Stock, 5,600,000 shares of Series B Preferred Stock and 15,000 shares of Series C Preferred Stock. The Common Stock and Series C Preferred Stock are entitled to vote as a group on the election of six members of the Board, the amendment to the Company's 1988 Stock Option and Stock Appreciation Rights Plan, the ratification of the appointment of independent auditors and other business as may properly come before the meeting or any adjournment thereof. The Series B Preferred Stock is entitled to elect two members of the Board, separate and distinct from the Directors being voted on by holders of Common Stock and Series C Preferred Stock. Each share of Common Stock and Series B Preferred Stock is entitled to one vote. Each share of Series C Preferred Stock is entitled to 71.72 votes. The holders of a majority of the Common Stock and Series C Preferred Stock constitute a quorum for those portions of the meeting where action is required of holders of Common Stock and Series C Preferred Stock. The holders of a majority of the Series B Preferred Stock constitute a quorum for those portions of the meeting where action is required of holders of Series B Preferred Stock.

                      ACTION TO BE TAKEN UNDER PROXY

     All proxies for Common Stockholders and Series C Preferred Stockholders in the accompanying form that are properly executed and returned will be voted at the meeting and any adjournments thereof in accordance with any specifications thereon or, if no specifications are made, will be voted for the election of the six nominees described herein, to amend the Company's 1988 Stock Option and Stock Appreciation Rights Plan and for the ratification of the appointment of independent auditors. All proxies for Series B Preferred Stockholders in the accompanying form that are properly executed and returned will be voted at the meeting and any adjournments thereof in accordance with any specifications thereon or, if no specifications are made, will be voted for the election of the two nominees described herein.

     All outstanding shares of the Company's Common Stock and Series C Preferred Stock represented by properly executed and unrevoked proxies received in the accompanying form in time for the Annual Meeting will be voted. A stockholder may, with respect to the election of Directors (i) vote for the election of all nominees named herein as Directors, (ii) withhold authority to vote for all such Director nominees or (iii) vote for the election of all such Director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating on the proxy. Withholding authority to vote for a Director nominee will not prevent the nominee from being elected. A stockholder may, with respect to each other matter specified in the Notice of Annual Meeting (i) vote "for" the matter, (ii) vote "against" the matter or (iii) "abstain" from voting on the matter. A vote to abstain from voting on a matter has the legal effect of a vote against such matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given, the shares will be voted for the election of all nominees named herein as Directors, for the approval of the proposed amendments to the Company's 1988 Stock Option and Stock Appreciation Rights Plan, and for ratification of the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1995.

     A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for all other purposes and will count for the purpose of determining the presence of a quorum. (Shares voted to abstain on a particular matter will not be considered non-voted shares.) Approval of each matter specified in the Notice of Annual Meeting requires the affirmative vote of a majority, or in the case of the election of Directors, a plurality, of the shares of Common Stock and Series C Preferred Stock present in person or by proxy at the meeting and entitled to vote on the matter. Accordingly, non-voted shares with respect to such matters will not affect the determination of whether such matters are approved or the outcome of the election of Directors.

     Similar rules apply with respect to the vote for Directors by holders of the Series B Preferred Stock.

     The Board knows of no matters, other than those stated above, to be presented and considered at the meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the meeting from time to time.

                              PROPOSAL NO. 1
                           ELECTION OF DIRECTORS

     Since the beginning of 1994, Messrs. Satoshi Matsumoto, Mario Kassar, David Mount and Lynwood Spinks have resigned from the Board of Directors. None of the departures from the Board of Directors was the result of any dispute with the Company. The Board appointed Gregory R. Pierson, Roger A. Burlage, Ryuichi Noda and Michael J. White to fill the positions left vacant by those departures. The general practice of the Company is that its Directors who are to be elected by holders of Common Stock and Series C Preferred Stock are divided into three separate classes, with the Directors of each class having a three year term. Thus, the terms of Ronald B. Cushey, Gregory R. Pierson and R. Timothy O'Donnell were to expire at the 1994 Annual Meeting of Stockholders. However, the Company did not hold an Annual Meeting in 1994, and the terms of Messrs. Cushey, Pierson and O'Donnell have continued to the 1995 Annual Meeting. Mr. Cushey is not standing for reelection as a Director of the Company. Mr. Makoto Koshiba has been nominated to fill the open position resulting from the departure of Mr. Cushey as a Board member. In order to assure that approximately one third of each class of the Company's Directors who are to be elected by holders of Common Stock and Series C Preferred Stock will continue to be subject to election each year, the terms of Messrs. Koshiba, Pierson and O'Donnell will only last for two years after the 1995 Annual Meeting.

     It is intended that the persons named in the proxy for Common Stockholders and Series C Preferred Stockholders will, unless otherwise instructed, vote for the election of the six nominees listed below to serve as Directors until the annual meeting of Common Stockholders and Series C Preferred Stockholders following their election listed opposite their names and until their respective successors are elected and have qualified. It is intended that the persons named in the proxy for Series B Preferred Stockholders will, unless otherwise instructed, vote for the election of the two nominees listed below to serve as Directors until the next annual meeting of Series B Preferred Stockholders following their election and until their respective successors are elected and have qualified. If any nominee, for any reason presently unknown, cannot be a candidate for election, the shares represented by valid proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board. All of the nominees listed below have agreed to serve if elected.

     Nominees for Election by Common Stockholders
      and Series C Preferred Stockholders
                                                  Terms

     Makoto Koshiba                     Until 1997 Annual Meeting
     Gregory R. Pierson                 Until 1997 Annual Meeting
     R. Timothy O'Donnell               Until 1997 Annual Meeting

     Roger A. Burlage                   Until 1998 Annual Meeting
     Roger R. Smith                     Until 1998 Annual Meeting
     Michael J. White                   Until 1998 Annual Meeting

Vote Required for Approval

          An affirmative vote of the holders of at least a plurality of the combined voting power of the Common Stock and Series C Preferred Stock voting and present at the annual meeting is necessary for election of the six nominees listed above.
Pursuant to Delaware law, broker non-votes will have the effect of a vote to withhold approval of the nominees for election.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

     Nominees for Election by
     Series B Preferred Stockholders
                                                  Terms

     Jay Burnham                        Until 1996 Annual Meeting
     Jonathan D. Lloyd                  Until 1996 Annual Meeting

Vote Required for Approval

          An affirmative vote of the holders of at least a plurality of the Series B Preferred Stock voting and present at the annual meeting is necessary for election of the two nominees listed above. Pursuant to Delaware law, broker non-votes will have the effect of a vote to withhold approval of the nominees for election.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

     Incumbent Directors                          Terms

     Frans J. Afman                     Until 1996 Annual Meeting
     Ryuichi Noda                       Until 1996 Annual Meeting
     Masao Nomura                       Until 1996 Annual Meeting
     Anthony J. Scotti                  Until 1996 Annual Meeting

     The following information with respect to the principal occupation or employment of each nominee and incumbent Director, the name and principal business of the corporation or other organization in which such occupation or employment is carried on, and other affiliations and business experience during the past five years, has been furnished to the Company by the respective nominees and incumbent Directors. This information includes a description of each person's service, if any, with the Company.

Information Concerning Current Directors, Nominees for Directors and Executive Officers

     The following table sets forth information with respect to the Directors, nominees for Director and executive officers of the Company as of February 28, 1995.

     Name             Age                 Position

Anthony J. Scotti     55     Director; Chairman of the Board
Frans J. Afman        61     Director
Jay Burnham           32     Director
Makoto Koshiba        51     Nominee for Director
Jonathan D. Lloyd     42     Director
Ryuichi Noda          60     Director
Masao Nomura          45     Director
R. Timothy O'Donnell  39     Director
Gregory R. Pierson    36     Director
Roger R. Smith        52     Director
Roger A. Burlage      52     Director; President and Chief
                             Executive Officer of the Company
                             and LIVE Home Video Inc. ("LHV")
Ronald B. Cushey      38     Director; Executive Vice President
                             and Chief Financial Officer of the
                             Company and LHV
Michael J. White      39     Director; Executive Vice
                             President/Chief Administrative
                             Officer, General Counsel and
                             Corporate Secretary of the Company
Paul Almond (1)       52     Executive Vice President/
                             Programming and Acquisitions of LHV
Steven E. Mangel (1)  41     Executive Vice President/Legal and
                             Business Affairs and General
                             Counsel of LHV
Elliot Slutzky (1)    46     Executive Vice President/Sales and
                             Marketing of LHV
- ------------------
(1) Executive officers of LHV who were determined by the Board to be executive officers of the Company effective as of January 1, 1995 by virtue of the policy making functions that they perform for the Company.

     Mr. Scotti has been a Director of the Company since November 1988 and Chairman of the Board since November 1992. Since February 1991, Mr. Scotti has been Chairman of the Board and Chief Executive Officer of All American Communications, Inc. ("All American"), a multi-media entertainment conglomerate specializing in television production and distribution, record producing, music publishing and motion picture production. From 1976 to 1991, Mr. Scotti served as Co-Chairman of the Board of Directors and Chief Executive Officer of Scotti Brothers Entertainment Industries ("Scotti Brothers"), a multi-media entertainment company which became a wholly owned subsidiary of All American in February 1991.

     Mr. Afman has been a Director of the Company since November 1988. From 1982 until July 1988, Mr. Afman was a Senior Vice President of Credit Lyonnais Bank Nederland N.V. ("Credit Lyonnais"). He served as a consultant to the Board of Directors of Credit Lyonnais from July 1988 until July 1991. In July 1991, Mr. Afman was appointed Managing Director of a newly formed financial services unit of International Creative Management, a leading worldwide talent and literary agency. Currently, Mr. Afman is an independent financial consultant to the entertainment industry.

     Mr. Burnham, a Director of the Company since June 1993, has been an investment analyst with Libra Investments ("Libra"), a diversified investment services firm, since January 1995. From June 1990 until he joined Libra, Mr. Burnham performed investment analyst services for Paul D. Sonz Partners, a diversified investment services firm. From August 1987 until June 1990, he was an investment analyst with Columbia Savings and Loan Association, a financial savings institution. Mr. Burnham is a director of Bally's Las Vegas, a hotel and gaming establishment located in Las Vegas, Nevada.

     Mr. Koshiba has been General Manager of the Finance Division of Pioneer Electronic Corporation since August 1993. From September 1991 to August 1993, Mr. Koshiba served as Executive Vice President, Secretary and Treasurer of Pioneer Electronics Capital Inc., a company engaged in the business of providing financing to the U.S. Pioneer companies. From August 1985 to September 1991, Mr. Koshiba was Secretary and Treasurer of Pioneer Electronics
(USA) Inc.

     Mr. Lloyd, a Director of the Company since June 1993, is currently the Chairman, President and Chief Executive Officer of OpTel, Inc. ("OpTel"), a national developer and operator of cable television and telephone systems. Prior to joining OpTel, Mr. Lloyd was the President of Qintex Entertainment, Inc. ("Qintex"), a company engaged in the development and production of television programming, a position he held from January 1990 until December 1993. In October 1989, Qintex filed for reorganization under Chapter 11 of the United States Bankruptcy Code and a plan of reorganization for Qintex was confirmed in December 1992. From April 1988 to January 1990, Mr. Lloyd was the Executive Vice President and Chief Financial Officer of Qintex.

     Mr. Noda became a Director of the Company in December 1994. Mr. Noda became President of Pioneer LDC, Inc., a subsidiary of Pioneer Electronic Corporation, in April 1991 and has been a Director of Pioneer Electronic Corporation since December 1988. From October 1988 to April 1991, he was Deputy General Manager of the International Division of Pioneer Electronic Corporation. From January 1986 until October 1988, he was President and Chief Executive Officer of Pioneer Electronics (USA) Inc., a company engaged in sales and marketing of consumer electronics in the United States. From 1985 to 1986, he served as General Manager of the Planning and Coordination Department of the International Division of Pioneer Electronic Corporation. Mr. Noda also serves as a Director of Carolco Pictures Inc., a diversified entertainment company engaged in the financing, production and leasing of motion picture properties worldwide ("Carolco").

     Mr. Nomura became a Director of the Company on November 9,
1993.  He has served as Secretary, Treasurer and Chief Financial
Officer of Pioneer LDCA, Inc. ("Pioneer") since March 1987.

     Mr. O'Donnell has been a Director of the Company since November 1988. He is currently President of Jefferson Capital Group, Ltd. ("Jefferson Capital"), a privately held investment banking group which he co-founded in September 1989. Mr. O'Donnell has been a Director of All American since January 1992, a Director of Shorewood Packaging Corporation, a packager of records, audiocassettes and videocassettes, since 1992, and a Director of Cinergi Pictures Entertainment Inc., an independent motion picture distribution company, since 1994.

     Mr. Pierson became a Director of LIVE in April 1994. Mr. Pierson has been the General Counsel of Pioneer North America, Inc. ("PNA") since 1991. From 1985 to 1991, Mr. Pierson was an attorney with the law firm of Adams, Duque & Hazeltine in Los Angeles. Mr. Pierson also serves as a Director of Carolco.

     Mr. Smith has been a Director of the Company since November 1988 and was Executive Vice President of Carolco from October 1990 to June 1992. Since June 1992, Mr. Smith has been self employed as an independent motion picture producer. He served as Executive Vice President of the Company from November 1989 until September 1990 and Chief Financial Officer of the Company from November 1988 until September 1990. He also served as Senior Vice President of the Company from November 1988 until he became Acting President of the Company in August 1989, a position he held until his appointment as Executive Vice President of the Company. He was also President of LIVE Enterprises Inc., a subsidiary of the Company, from November 1989 until September 1990.

     Mr. Burlage has served as President and Chief Executive Officer of LIVE and LHV since January 1994 and became a Director of the Company in December 1994. From 1989 until joining LIVE, Mr. Burlage served as President and Chief Executive Officer of Trimark Holdings, Inc., a diversified entertainment company ("Trimark"). Prior to joining Trimark, Mr. Burlage served in several other capacities in the entertainment industry, including positions with New World Pictures, Ltd. ("New World") and with AVCO Corporation and AVCO Embassy Pictures.

     Mr. Cushey has served as Executive Vice President and Chief Financial Officer of LIVE and LHV since January 1995. He became a Director of the Company on November 9, 1993. He was an Executive Consultant for PNA from April 1992 until December 1994. Mr. Cushey served as Chief Financial Officer of Nelson Holdings International Ltd. and Nelson Entertainment Group (collectively, "Nelson") from January 1989 until June 1991, after serving as Nelson's Acting Chief Financial Officer since November 1987.

     Mr. White became a Director of the Company in December 1994. He has been Executive Vice President/Chief Administrative Officer of the Company since November 1993 and General Counsel since September 1990. In February 1993, the Company filed a "prepackaged plan of reorganization" in the United States Bankruptcy Court in order to consummate its financial restructuring. The plan of reorganization was confirmed on March 17, 1993 and the Company emerged from bankruptcy on March 23, 1993. Prior to joining the Company, Mr. White served as Vice President, Human Resources and Corporate Counsel of PACE Membership Warehouse, Inc. ("PACE") from June 1988 and February 1988, respectively, until April 1990.

     Mr. Almond was named Executive Vice President, Acquisitions and Productions, of LHV in January 1994. From 1986 until joining
LIVE, Mr. Almond was Senior Vice President, Worldwide Acquisitions at ITC Entertainment Group, an international motion picture production and distribution company.

     Mr. Mangel became LHV's Executive Vice President in July 1994 and currently supervises the Company's international sales division and its legal and business affairs department. Previously, Mr. Mangel served as General Counsel and Senior Vice President/Legal and Business Affairs since August 1989 after serving as its Vice President since January 1986. From 1979 until joining LHV, Mr. Mangel was a private practitioner, specializing in copyright and entertainment law, becoming a member of the law offices of Shapiro and Mangel in 1984.

     Mr. Slutzky was named Executive Vice President, Sales and
Marketing of LHV in February 1994. From 1989 until his appointment at LIVE, Mr. Slutzky was President, Marketing and Distribution, for Epic Productions, Inc. and Vision International.

Board Meetings

     During 1994, the Board met eleven times. Messrs. Kassar and Matsumoto attended less than 75% of the meetings of the Board and the Committees thereof on which they served during those portions of 1994 when such individuals were members of the Board.

Executive Committee

     The Executive Committee of the Board consists of Messrs. Burlage, Scotti, Noda and O'Donnell. During intervals between meetings of the Board, the Executive Committee exercises all powers of the Board (except those powers specifically reserved by Delaware law to the full Board) in the management and direction of the business and conduct of the affairs of the Company in all cases in which specific directions have not been given by the Board. The Executive Committee met five times in 1994.

Compensation Committee

     The Compensation Committee of the Board consists of Messrs.
Afman, O'Donnell and Pierson. The Compensation Committee, which determines executive remuneration, met five times in 1994.

Stock Option Committee

     The Stock Option Committee of the Board consists of Messrs. Afman and O'Donnell. The Stock Option Committee, which was formed in 1993 pursuant to the Company's 1988 Stock Option and Stock Appreciation Rights Plan, as amended (the "1988 Plan"), grants stock options or stock appreciation rights to selected key employees of the Company or its subsidiaries, Directors, consultants or other persons. The Stock Option Committee met three times in 1994.

Independent Committee

     The Independent Committee of the Board consists of Messrs. Burnham, Lloyd, O'Donnell and Scotti. Transactions between the Company, on the one hand, and affiliates of the Company or its Directors, other than wholly-owned subsidiaries of the Company, on the other, are referred to the Independent Committee to ensure that the interests of the Company are protected in any such transaction. The Independent Committee met three times in 1994.

Audit Committee

     The Audit Committee of the Board consists of Messrs. Nomura, O'Donnell and Smith. The function of the Audit Committee is to review and approve the selection of, and all services performed by, the Company's independent auditors; to meet and consult with, and to receive reports from, the Company's independent auditors, its financial and accounting staff and its internal audit department; and to review and act with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company. The Audit Committee met three times in 1994.

     The Company does not have a standing Nominating Committee.

Arrangements Pursuant to Which Certain Directors Have Been Elected

     By the terms of the Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of the Series B Preferred Stock, the holders of the Series B Preferred Stock, voting as a class, are entitled to elect two Directors of the Company, and more in certain events. Messrs. Burnham and Lloyd have been elected as Directors by the holders of the Series B Preferred Stock.

Board Fees

Directors Fees

     During 1994, all Directors of the Company were entitled to receive non-qualified options to acquire 1,000 shares of the Company's Common Stock for service as a Board member. All Directors of the Company who are not employed by the Company are also entitled to receive an annual fee of $10,000 plus $1,000 for attendance at each committee meeting. Mr. Scotti does not receive these fees.

     Mr. Scotti receives $25,000 per month for services rendered as Chairman of the Board of Directors of the Company. Mr. Scotti receives no other annual meeting or committee fees for his service on the Board.

Arrangements with Board Members

     In September 1994, LIVE offered to amend the applicable stock option agreements with respect to all stock options held by members of its Board of Directors to provide that such options shall be exercisable for a period of twelve months following termination of employment or other relationship with LIVE to the extent such options are exercisable on the date of such cessation of employment or other relationship. Other than agreements concerning options granted to members of the Stock Option Committee of LIVE's Board of Directors in January 1994, which agreements include the twelve-month exercise provision, the applicable stock option agreements of all members of LIVE's Board currently provide that options shall be exercisable for a period of ninety (90) days following termination of employment or other relationship with LIVE to the extent such options are exercisable on the date of such cessation of employment or other relationship. All of the members of LIVE's Board of Directors accepted this offer.

     On March 6, 1995, the Stock Option Committee of the Board of Directors granted to all current employees and Directors of LIVE and LHV (other than members of the Stock Option Committee) who were holders of options pursuant to the 1988 Plan, the option to agree to cancel certain options (the "Canceled Options") and to receive in return therefor new options (the "New Options") pursuant to the 1988 Plan, all on the following terms and conditions: (i) the exercise price for the New Options would equal $3.50, the closing price of the Common Stock on the SmallCap Market on March 6, 1995,
(ii) fifty percent (50%) of the New Options would vest on March 6, 1996; the remainder would vest on March 6, 1997, provided that no New Options would vest earlier than the scheduled vesting date for the corresponding Canceled Options, and (iv) all New Options would expire on the expiration date of the corresponding Canceled Options.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 1994, the following Board members served on the Company's Compensation Committee: Mr. Afman, Mr. O'Donnell, Mr. Scotti (until December 1994) and Mr. Pierson (effective December 1994). During the fiscal year ended December 31, 1994, none of the members of the Compensation Committee were officers or employees of LIVE or any of its subsidiaries. Furthermore, none of the members of the Compensation Committee are former officers of LIVE or any of its subsidiaries. The Company or its subsidiaries had the following relationships and transactions with members of the Compensation Committee and/or their affiliates.

Arrangements with Mr. Scotti or Affiliates

     The Company and Mr. Scotti are parties to an agreement dated December 1993, pursuant to which the Company agreed, for a term ending in December 1996, to pay Mr. Scotti $25,000 per month, plus normal Directors expenses and other out-of-pocket expenses he may incur in connection with his services to the Company, in return for Mr. Scotti making himself available to the Company or any video subsidiary thereof to act as Mr. Burlage's primary reporting person for the period ending December 31, 1996. Such compensation is payable as long as Mr. Scotti makes himself available for such purpose, whether or not the Company actually utilizes his services and whether or not Mr. Burlage remains in the Company's employ.

Arrangements with Mr. O'Donnell or Affiliates

     In a May 1992 agreement, amended in July and August 1992, the Company engaged Jefferson Capital and Daniels and Associates (collectively, the "Financial Advisors") to review the Company's capital structure, assist in structuring and placing appropriate working capital facilities at LHV and to make recommendations with respect to the Company's capital structure. As part of their engagement, the Financial Advisors assisted the Company in negotiating and obtaining a $30,000,000 revolving credit facility from Foothill Capital Corporation in November 1994 and in December 1994 received a total fee of $300,000 for such services. LIVE has also agreed to reimburse the Financial Advisors for their reasonable out-of-pocket expenses, including legal fees, in connection with such engagement.

     Jefferson Capital has performed various other investment banking services for the Company. In January 1993, Jefferson Capital received a $100,000 retainer for investment banking services to be provided in connection with any consideration by the Company of a potential business combination of the Company and Carolco. As a result of the Company's execution of a Merger Agreement with Carolco in August 1994, an additional $400,000 was paid to Jefferson Capital in August 1994. LIVE has also agreed to reimburse Jefferson Capital for its reasonable out-of-pocket expenses, including legal fees, and to indemnify Jefferson Capital against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of services performed by Jefferson Capital as financial advisor to LIVE's management.

     In October 1994, LIVE retained Jefferson Capital as its advisor in connection with LIVE's efforts to obtain the agreement of the holders of the Company's $40,000,000 of Increasing Rate Senior Subordinated Notes Due 1999 (the "LIVE Increasing Rate Notes") to eliminate the minimum net worth covenant contained in the Indenture governing the LIVE Increasing Rate Notes (the "Indenture"). Jefferson Capital received a total fee of $200,000 (one half paid in October 1994 and the second half paid in November
1994) for investment banking services provided in connection with such efforts. Jefferson Capital's fee was not contingent upon the success of LIVE's efforts to amend the Indenture. LIVE also agreed to reimburse Jefferson Capital for its reasonable out-of-pocket expenses, including legal fees, and to indemnify Jefferson Capital against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of services performed by Jefferson Capital for this engagement.

     In August 1994, LIVE sold its "Specialty Retail Division," consisting of its formerly wholly owned subsidiary, Strawberries Inc. ("Strawberries"), and Strawberries' wholly owned subsidiary, Waxie Maxie Quality Music Co., for the total purchase price of $35,000,000. The purchaser is an affiliate of each of (i) Jefferson Capital and (ii) Ivan Lipton, President of the Specialty Retail Division.

Arrangements with Mr. Afman or Affiliates

     In July 1994, LIVE entered into an agreement with affiliates of Mr. Afman whereby such affiliates agreed to provide services with respect to the international licensing of film rights held by LIVE. The fees payable to the affiliates of Mr. Afman are based on the license fee paid for such rights by unaffiliated third parties. Such affiliates of Mr. Afman also are entitled to be reimbursed for certain expenses they incur in connection with the services they perform under the agreement. The agreement is terminable by either party upon thirty days prior notice.

Arrangements with Mr. Pierson or Affiliates

     Pioneer

     Pursuant to an agreement dated October 1991, LIVE America Inc., an affiliate of the Company ("LIVE America"), granted Pioneer a license for United States laser videodisc rights to LIVE America's library of motion pictures (subject to certain reserved rights) for a term ending in September 1995. In October 1991, Pioneer paid LIVE America $5,000,000 under this agreement as a non-returnable advance recoupable on a cross-collateralized basis from all royalties payable to LIVE America under the agreement. Such advance has been recouped by Pioneer and no further amounts are owing thereunder.

     Pioneer is the owner of all of the Series C Preferred Stock. The Series C Preferred Stock bears dividends at the rate of 5% per annum, payable semi-annually on January 1 and July 1. The semi-annual dividends on the Series C Preferred Stock scheduled to be paid to Pioneer on July 1, 1993, January 1, 1994, July 1, 1994 and January 1, 1995, were not paid due to restrictions on LIVE imposed by the terms of the Series B Preferred Stock. Under the terms of the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock, any accrued but unpaid dividends on the Series C Preferred Stock are added to the liquidation preference of the Series C Preferred Stock on the semi-annual payment date. As of January 2, 1995, unpaid dividends totalling $1,378,000 from July 1, 1993, January 1, 1994, July 1, 1994 and January 1, 1995 had been added to the liquidation preference resulting in a total liquidation preference of $16,378,000.

     Under the terms of the Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of the Series B Preferred Stock, LIVE is prohibited from paying dividends on any junior series of LIVE preferred stock, including the Series C Preferred Stock, other than from the cumulative net income of LIVE from and after the date of issuance of the Series B Preferred Stock (March 23, 1993). LIVE has had a cumulative net loss since March 23, 1993 and thus has been prohibited from paying dividends on the Series C Preferred Stock. As a result of such non-payment, the unreturned liquidation preference of the Series C Preferred Stock increased to $16,378,000 as of December 31, 1994. It is the intention of LIVE, immediately upon any redemption or retirement of the Series B Preferred Stock, to pay all accrued and unpaid dividends on the Series C Preferred Stock, provided that the payment of such dividends does not impair the capital of LIVE and is not prohibited under the Delaware General Corporation Law. Immediately following such payment, the liquidation preference of the Series C Preferred Stock would equal $15,000,000.

     Giving effect to the one for five reverse stock split of the Company's common stock that occurred on December 9, 1994 (the "Reverse Stock Split"), the Series C Preferred Stock is convertible into that number of shares of Common Stock that is equal to the unreturned liquidation preference of the Series C Preferred Stock divided by $15.225. Thus, as of December 31, 1994, the Series C Preferred Stock was convertible into 1,075,753 shares of Common Stock. Upon the payment of all accrued and unpaid dividends on the Series C Preferred Stock, the Series C Preferred Stock will be convertible into 985,221 shares of Common Stock.

     In July 1993, LIVE granted Pioneer, Le Studio Canal+ S.A. ("Le Studio") and RCS Video International Services B.V. ("RCS") the right to require LIVE to use its best efforts to register all Common Stock in the Company owned by either Pioneer, Le Studio or RCS, whether acquired directly from the Company, upon conversion of the Series C Preferred Stock, or upon acquisition of such stock from Carolco pursuant to the financial restructuring of Carolco that occurred in October 1993.

     Due to the illness and subsequent death of Rodney Trovinger, LIVE's former Acting Chief Financial Officer, PNA agreed to allow LIVE to use the services of Mr. Cushey, a Director of LIVE who was at that time an Executive Consultant for PNA, on an indefinite basis to provide assistance to LIVE's accounting and finance departments pursuant to an agreement dated as of April 1, 1994.
The agreement was terminable by either party upon ten days' notice. During the term of this agreement, LIVE agreed to reimburse PNA for all of the costs to PNA of Mr. Cushey's employment by PNA. LIVE also agreed to indemnify both Mr. Cushey and PNA for Mr. Cushey's activities while providing services to LIVE under such agreement. This agreement terminated in December 1994 as a result of Mr. Cushey's departure from PNA in order to become a full time employee of LIVE. LIVE paid PNA a total of $157,500 under this agreement. In July 1994, LIVE paid Mr. Cushey an additional fee of $25,000 for financial advisory services then expected to be rendered by Mr. Cushey to LIVE during 1994 in connection with the proposed merger with Carolco.

     In July 1994, a subsidiary of LIVE and an affiliate of Pioneer reached an agreement whereby the Pioneer affiliate will receive the Japanese theatrical, video and television distribution rights to the films Wagons East, Top Dog, The Beans of Egypt, Maine and Goldy III.

     Carolco

     Pioneer owns approximately 41% of the outstanding voting equity of Carolco. Le Studio and its affiliates own approximately 17% of the outstanding voting equity of Carolco. RCS and its affiliates own approximately 5.8% of the outstanding voting equity of Carolco.

     In March 1994, LIVE and Carolco reached agreement in principle on a business combination (the "Merger"), and executed a Merger Agreement with respect thereto on August 10, 1994 (the "Merger Agreement"). On October 13, 1994 LIVE and Carolco jointly announced that they had agreed to terminate the Merger Agreement between the two companies and to end all discussions regarding a possible business combination.

     LHV is party to an agreement with Carolco entitling LHV to acquire home video rights in the United States and Canada for most motion pictures produced or controlled by Carolco on which principal photography has commenced prior to July 31, 1995 or for which LHV has paid an advance to Carolco prior to such date, under a series of agreements which principally consist of a master agreement entered into in July 1987, restated in October 1987, and amended in April 1990, March 1991, October 1991, March 1992 and December 1994 (the "Domestic Master Agreement"). Canadian home video rights have not been granted to LHV in the case of several films produced or acquired by Carolco. Pioneer, Le Studio, RCS and/or their affiliates (collectively, the "Carolco Strategic Investors") have co-financed certain of the motion pictures produced by Carolco subject to the Domestic Master Agreement. The Domestic Master Agreement provides for the payment by LHV of certain advances for each picture, which advances are recoupable from LHV's net receipts from video distribution of the pictures. The Domestic Master Agreement also guarantees that LHV will receive a certain minimum distribution fee; there is a corresponding upper limit on the total gross distribution fee that LHV can earn. "Net receipts" generally are LHV's wholesale receipts less certain expenses such as marketing and costs of manufacturing. All aspects of the Domestic Master Agreement, amendments thereto and advances on individual pictures have been or will be (in the case of future amendments or pictures) approved by the Independent Committees of each of Carolco's and LIVE's Board of Directors. In 1994, LHV made no payments to Carolco and at December 31, 1994 had no recorded contractual obligations under the Domestic Master Agreement. Additional advances will be due if additional films are made available from Carolco under the Domestic Master Agreement.

     LIVE Entertainment International Inc. (formerly known as LEI-IVE Entertainment N.V.), a subsidiary of the Company ("LEII") is party to an agreement with Carolco International N.V. (now Carolco International Inc.) ("CII") entitling LEII to acquire home video rights in the German-speaking European market for most motion pictures produced or controlled by CII on which principal photography has commenced prior to July 31, 1995 or for which LHV has paid an advance to CII prior to such date (other than rights granted by CII to other parties prior to April 1991), under a master agreement entered into in April 1991 (the "German Master Agreement"). The Carolco Strategic Investors have co-financed certain of the motion pictures produced by CII subject to the German Master Agreement. The German Master Agreement provides for the payment by LEII of certain advances for each picture, which advances are recoupable from LEII's net receipts from video distribution of these pictures. LEII is guaranteed to earn a certain minimum overall distribution fee on each film; there is a corresponding upper limit on the total gross distribution fee that LEII can earn on each film. "Net receipts" generally are the wholesale receipts of LEII or its designated subsidiaries, less certain expenses such as marketing and costs of manufacturing. All aspects of the German Master Agreement and advances on individual pictures have been or will be (in the case of future amendments or pictures) approved by the Independent Committee of each of Carolco's and LIVE's Board of Directors. In 1994, LEII did not pay any advances to CII and at December 31, 1994 had no recorded contractual obligations under the German Master Agreement. Additional advances will be due if additional films are made available from Carolco under the German Master Agreement.

     In December 1992, the Company, Carolco and certain of their affiliates reconciled the amounts owing to each by the others (the "Reconciliation Agreement"). In December 1994, as part of an agreement settling all open accounts between them, including those that arose as a result of the Reconciliation Agreement, LIVE and Carolco agreed that all individual films previously delivered to LHV or LEII under either the Domestic Master Agreement or the German Master Agreement would no longer be cross-collateralized with other films, either within individual packages or among so called "film packages"; the companies also agreed that for purposes of their settlement only, all such films would be deemed to have earned the minimum distribution fee that was guaranteed to LHV and LEII. As a result of this 1994 agreement, LIVE wrote off the remaining unpaid receivable amount of $6,211,000 that LIVE had recorded in its financial records as owing from Carolco, the entire amount of which previously had been reserved for.

     LEII and CII were general partners in a Netherlands Antilles general partnership which was involved in the international marketing and distribution of video rights. LEII's contribution to the partnership consisted of international video rights, and CII's contribution consisted of international distribution services.
LEII had a 99% interest in the partnership and CII's interest was 1%. By mutual agreement of LEII and CII, the partnership was dissolved, and the service agreement was canceled, both effective as of September 30, 1994.

     In December 1993, an affiliate of Carolco commenced principal photography of Wagons East, starring John Candy and Richard Lewis. As a result of the untimely death of Mr. Candy, in March 1994 Carolco entered into an arrangement with the insurance carrier and an affiliate of LIVE pursuant to which certain rights in the film were conveyed to LIVE, LIVE agreed to fund completion of the film, and LIVE engaged Carolco to complete production and servicing of certain pre-existing distribution agreements.

     In January 1995, in order to settle disputes between them with respect to the ownership of the United States and Canada video distribution rights to the film Cutthroat Island, LIVE and Carolco reached agreement that Cutthroat Island would not be subject to either the Domestic Master Agreement or the German Master Agreement. LIVE also reached agreement with the distributor of Cutthroat Island whereby LIVE obtained video distribution rights to such film in the United States and Canada, and Carolco made certain payments to LIVE to compensate LIVE for the fact that its distribution fee under the Cutthroat Island video distribution agreement was less favorable to LIVE than the terms of the Domestic Master Agreement.

     In connection with a pending class action litigation involving the Company, Carolco and certain of the Company's past and present Directors and executive officers, LIVE and Carolco entered into an agreement dated April 8, 1992, with respect to the division of legal fees and costs relating to that litigation. Pursuant to the agreement, 65% of the legal fees and costs will be paid by LIVE and 35% of the legal fees and costs will be paid by Carolco.

     The Company believes that each transaction with an affiliate of the Company was on terms at least as favorable to the Company as would have prevailed in arms-length transactions between unrelated parties. In addition, future transactions between the Company and its affiliates will be referred to either the Company's Board of Directors or a committee of disinterested Directors to ensure that the interests of the Company are protected in any such transaction.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

     The following table sets forth as of February 28, 1995, certain information concerning the ownership of shares of Common Stock and Series C Preferred Stock, and all such information gives effect to the Reverse Stock Split. The Series C Preferred Stock votes on an as converted basis on all matters which may come before the holders of Common Stock, voting together on such matters with the Common Stock. As of February 28, 1995 the Series C Preferred Stock was convertible into 1,075,753 shares of Common Stock. Information is provided concerning the ownership of Common Stock and Series C Preferred Stock by (i) the holders known to LIVE of more than 5% of the outstanding shares of Common Stock or Series C Preferred Stock, (ii) each executive officer and Director of LIVE and (iii) all executive officers and Directors of LIVE as a group.

     Columns (A) and (B) of the table provide information regarding the voting power of the foregoing persons, entities and groups. Columns C through E of the table show their beneficial ownership of Common Stock and Series C Preferred Stock issued and outstanding as of February 28, 1995. Beneficial ownership has been determined in accordance with Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which provides that a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power which includes the power to dispose of, or to direct the disposition of, such security. Where known by LIVE, the footnotes to the table indicate when shares have been included in the table based upon beneficial ownership resulting other than from actual ownership of the shares.

     Column C of the table ("Number of Shares of Issued and Outstanding Common Stock") includes only shares of Common Stock actually issued and outstanding as of February 28, 1995. Column E ("Shares of Common Stock in Which Person Has Right to Acquire Beneficial Ownership Within 60 Days") provides information with respect to shares of Common Stock that are not held by a person as of February 28, 1995, but which a person has the right to acquire beneficial ownership of within 60 days of that date (such as upon the exercise of options or warrants, the conversion of convertible securities or through other similar securities or arrangements). Shares of Common Stock issuable upon exercise of options or warrants, upon conversion of convertible securities, or through other similar securities or arrangements are included in Column E if such options, warrants, convertible securities or other similar securities or arrangements are exercisable (or convertible) within 60 days of February 28, 1995, regardless of whether the exercise, conversion or other acquisition price is above or below the current market price for Common Stock.

     Columns (F) and (G) of the table show each of the person's, entity's and group's beneficial ownership of Common Stock calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act, and includes shares of Common Stock issued and outstanding as of February 28, 1995, as well as shares for which beneficial ownership may be acquired within 60 days of that date. In accordance with Rule 13d-3(d)(1) under the Exchange Act, any securities not outstanding but which are the subject of options, warrants, rights, or conversion privileges (or other arrangements which could result in the issuance of additional shares of Common Stock by LIVE) exercisable within 60 days of February 28, 1995, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

     Certain members of the Board named in the table are affiliated with one of the beneficial owners of more than 5% of the Common Stock or Series C Preferred Stock (a "5% Owner"). In certain circumstances, a 5% Owner may be deemed to beneficially own Common Stock or Series C Preferred Stock held by such Directors, and vice versa. For purposes of the table below, (i) the beneficial ownership of a 5% Owner includes such Director's ownership where indicated by footnote even though the 5% Owner may disclaim beneficial ownership of such shares and (ii) the beneficial ownership of the Director does not include such 5% Owner's beneficial ownership solely by reason of such Director's affiliation with such 5% Owner.

                        BENEFICIAL OWNERSHIP OF COMMON STOCK AND SERIES C PREFERRED STOCK

                                                                                        (E)

                                                                                        Shares of
                                                               (C)                      Common               (F)             (G)
                                                               Number                   Stock in
                                                  (B)          of Shares                Which Person        Amount of Beneficial
                                                               of Issued     (D)        Has Right           Ownership of Common
                                                  Percent of   and                      to Acquire             Stock as of
                                (A)               Votes that   Outstanding   Percent    Beneficial         February 28, 1995 (1)
Name of Beneficial Owner or     Votes Entitled    may be       Common        of         Ownership
Identity of Group               to Cast           Cast (2)     Stock         Class      Within 60 Days   Number of Shares   Percent

     5% Owners
Pioneer. . . . . . . . . . .    1,881,597(3)      53.8%        805,844       33.3%      1,077,753        1,883,597(4)       53.9%
Le Studio (5). . . . . . . .      257,606          7.4%        257,606       10.7%              0          257,606          10.7%
RCS Editori S.p.A.(6). . . .      257,606          7.4%        257,606       10.7%              0          257,606          10.7%
FMR Corp (7) . . . . . . . .            0             *              0           *        391,176          391,176          13.9%


    Management

Anthony J. Scotti (8). . . .        2,829             *          2,829           *         10,841           13,670              *
Roger A. Burlage (9) . . . .            0             *              0           *         30,000           30,000           1.2%
Frans J. Afman (10). . . . .            0             *              0           *          4,900            4,900              *
Jay Burnham (11) . . . . . .            0             *              0           *          2,000            2,000              *
Ronald B. Cushey (12). . . .            0             *              0           *          1,000            1,000              *
Ryuichi Noda (13). . . . . .            0             *              0           *              0                0              *
Makoto Koshiba (14). . . . .            0             *              0           *              0                0              *
Jonathan D. Lloyd (15) . . .            0             *              0           *          2,000            2,000              *
Masao Nomura (16). . . . . .            0             *              0           *          1,000            1,000              *
R. Timothy O'Donnell (17). .        3,000             *          3,000           *         14,074           17,074              *
Gregory R. Pierson (18). . .            0             *              0           *          1,000            1,000              *
Roger R. Smith (19). . . . .          152             *            152           *         18,900           19,052              *
Michael J. White (20). . . .            0             *              0           *          8,800            8,800              *
Paul Almond (21) . . . . . .            0             *              0           *          4,000            4,000              *
Steve Mangel (22). . . . . .          134             *            134           *         10,400           10,534              *
Elliot Slutzky (23). . . . .        6,000             *          6,000           *          3,800            9,800              *
Ivan R. Lipton . . . . . . .            0             *              0           *              0                0              *
All executive officers and
directors as a
group**(24). . . . . . . . .       12,115             *         12,115           *        112,715          124,830           4.9%

*Less than 1%

**17 persons comprised of all
  of those named above

  All of the persons listed in
  the chart above have sole
  voting power and sole
  investment power over the
  capital stock they
  beneficially own unless
  otherwise indicated in the
  footnotes below.

(1) The number of shares and percentages are based upon 2,418,700 shares of Common Stock outstanding as of February 28, 1995. The shares of Common Stock underlying immediately exercisable options, warrants or rights, immediately convertible securities, or options, warrants, rights or convertible securities that become exercisable or convertible within 60 days of February 28, 1995 are deemed to be outstanding for the purpose of calculating the number and percentage owned by the holders of such options, warrants, rights or convertible securities.

(2) Based upon 3,494,453 possible votes (comprised of (i) the 2,418,700 votes which may be cast by all holders of outstanding Common Stock and (ii) the 1,075,753 votes which may be cast by Pioneer as the sole holder of the Series C Preferred Stock) as of February 28, 1995. Pioneer, as the sole holder of the Series C Preferred Stock, has the same voting rights (and thus is entitled to the same number of votes) as it would be entitled to if it had converted the Series C Preferred Stock into Common Stock.

(3) Includes 805,844 shares of Common Stock directly owned by Pioneer, and 1,075,753 shares of Common Stock issuable upon conversion of the 15,000 shares of Series C Preferred Stock (plus accrued but unpaid dividends through February 28, 1995) held by Pioneer.

(4) Includes 1,075,753 shares of Common Stock issuable upon conversion of the 15,000 shares of Series C Preferred Stock (plus accrued but unpaid dividends through February 28, 1995) held by Pioneer. The Series C Preferred Stock is entitled to vote together with the Common Stock on all matters coming before the holders of the Common Stock as if its holder had converted the Series C Preferred Stock into Common Stock. On that basis, Pioneer is entitled to cast 1,075,753 votes on matters coming before the holders of Common Stock pursuant to its ownership of the Series C Preferred Stock. Includes options to purchase 2,000 shares of Common Stock held by Pioneer affiliated or nominated Directors. Pioneer Electronic Corporation owns all of the outstanding shares of capital stock of PNA which in turn owns all of the outstanding shares of common stock of Pioneer. In their most recent Schedules 13D filed with the Securities and Exchange Commission (the "Commission"), Pioneer Electronic Corporation and PNA also claimed beneficial ownership over all of the securities of LIVE held by Pioneer. The address of Pioneer and PNA is 2265 East 220th Street, Long Beach, California 90810. The address of Pioneer Electronic Corporation is 4-1 Meguro, 1 Chome, Meguro-ku, Tokyo 153, Japan.

(5) Represents shares of Common Stock indirectly owned by Le Studio Canal+ S.A. ("Le Studio") through its wholly-owned subsidiary Cinepole. In their most recent Schedules 13D filed with the Commission, Cinepole claimed shared voting power and shared investment power over all of its 236,006 shares of Common Stock with Le Studio and Le Studio's corporate parent, Canal+ S.A., and Le Studio claimed shared voting power and shared investment power over all of its 21,600 shares of Common Stock with Canal+ S.A. The address of Cinepole is Surinameweg 2, NL - 2035 VA Haarlem, The Netherlands. The address of Le Studio is 17, rue Dumont d'Urville, 75116 Paris, France. The address of Canal+ S.A. is 85-89 Quai Andre Citroen, 75015 Paris, France.

(6) RCS Editori S.p.A. directly owns 60% of the outstanding stock of RCS Video International Services B.V. ("RCS") and
     indirectly owns 40% of the outstanding stock of RCS.   RCS
     International Communications N.V. ("RCS Communications") is 100% owned by RCS Editori S.p.A. RCS Editori S.p.A. may therefore be deemed to own beneficially all of the securities owned by RCS and RCS Communications. Includes 21,600 shares of Common Stock directly owned by RCS and 236,006 shares of Common Stock directly owned by RCS Communications. In their most recent Schedules 13D filed with the Commission, RCS Editori S.p.A. claimed shared voting power and shared investment power over all of its beneficially owned securities with RCS and RCS Communications, RCS claimed shared voting power and shared investment power over 21,600 shares of Common Stock and RCS Communications claimed shared voting power and shared investment power over 236,006 shares of Common Stock. The address of RCS Editori S.p.A. is Via A. Rizzoli 2, 20132 Milan, Italy. The address of RCS and RCS Communications is Museumplein 11, 1071 DJ Amsterdam, The Netherlands.

(7) Represents 391,176 shares of Common Stock which are issuable upon exercise of presently exercisable warrants. FMR Corp. is the parent of Fidelity Management & Research Company which manages or advises funds that hold these warrants. The address of FMR Corp. and Fidelity Management & Research Company is 82 Devonshire Street, F7E, Boston, Massachusetts 02109.

(8) Includes 10,841 shares of Common Stock which are issuable to Mr. Scotti upon exercise of presently exercisable options and warrants. Does not include 33,475 shares of Common Stock held by Scotti Brothers.

(9) Includes 30,000 shares of Common Stock which are issuable upon exercise of presently exercisable options.

(10) Includes 4,900 shares of Common Stock which are issuable upon exercise of presently exercisable options.

(11) Includes 2,000 shares of Common Stock which are issuable upon exercise of presently exercisable options.

(12) Includes 1,000 shares of Common Stock which are issuable upon exercise of presently exercisable options.

(13) Although Mr. Noda may be deemed to own beneficially the securities owned by Pioneer, Mr. Noda has disclaimed beneficial ownership of such securities.

(14) Although Mr. Koshiba may be deemed to own beneficially the securities owned by Pioneer, Mr. Koshiba has disclaimed beneficial ownership of such securities.

(15) Includes 2,000 shares of Common Stock which are issuable upon exercise of presently exercisable options.

(16) Although Mr. Nomura may be deemed to own beneficially the securities owned by Pioneer, Mr. Nomura has disclaimed beneficial ownership of such securities. Includes 1,000 shares of Common Stock which are issuable to Mr. Nomura upon exercise of presently exercisable options.

(17) Includes 4,900 shares of Common Stock which are issuable upon exercise of presently exercisable options and 9,174 shares of Common Stock underlying three warrants issued to Jefferson Capital. Does not include 33,475 shares of Common Stock held by Scotti Brothers.

(18) Although Mr. Pierson may be deemed to own beneficially the securities owned by Pioneer, Mr. Pierson has disclaimed beneficial ownership of such securities. Includes 1,000 shares of Common Stock which are issuable to Mr. Pierson upon exercise of presently exercisable options.

(19) Includes 18,900 shares of Common Stock which are issuable upon exercise of presently exercisable options, warrants and rights.

(20) Includes 8,800 shares of Common Stock which are issuable (a) upon exercise of presently exercisable options, warrants and rights and (b) upon exercise of options, warrants and rights that become exercisable within 60 days of February 28, 1995.

(21) Includes 4,000 shares of Common Stock which are issuable (a) upon exercise of presently exercisable options, warrants and rights and (b) upon exercise of options, warrants and rights that become exercisable within 60 days of February 28, 1995.

(22) Includes 10,400 shares of Common Stock which are issuable (a) upon exercise of presently exercisable options, warrants and rights and (b) upon exercise of options, warrants and rights that become exercisable within 60 days of February 28, 1995.

(23) Includes 3,800 shares of Common Stock which are issuable (a) upon exercise of presently exercisable options, warrants and rights and (b) upon exercise of options, warrants and rights that become exercisable within 60 days of February 28, 1995.

(24) Includes shares of Common Stock which are issuable (a) upon exercise of presently exercisable options, warrants and rights and (b) upon exercise of options, warrants and rights that become exercisable within 60 days of February 28, 1995.


     The following table sets forth, as of December 31, 1994, the beneficial ownership of shares of LIVE's Series B Preferred Stock, by each stockholder who is known by LIVE to own more than 5% of the outstanding shares of the Series B Preferred Stock based upon 5,600,000 shares of the Series B Preferred Stock outstanding as of December 31, 1994. Although 6,000,000 shares of Series B Preferred Stock were originally issued by LIVE, LIVE purchased 400,000 shares in December 1994, leaving 5,600,000 shares outstanding as of that date.

                                            Shares of       Percentage of
Name of Beneficial                          Series B         Outstanding
    Owner                                   Preferred         Series B
                                            Stock Owned     Preferred Stock

FMR Corp. (1)                                2,832,756          50.6%
Metropolitan Life Insurance Company (2)        369,770           6.6%

(1)    FMR Corp. is the parent of Fidelity Management & Research
       Company which manages or advises various funds that hold these shares of Series B Preferred Stock.

(2) Represents shares of Series B Preferred Stock indirectly owned by Metropolitan Life Insurance Company ("Metropolitan") through its wholly-owned subsidiary State Street Research & Management Company ("State Street Research") and State Street Research's affiliate State Street Research Investment Services, Inc. ("State Street Services"). State Street Research and State Street Services are investment advisers registered under the Investment Advisers Act of 1940. In its most recent
       Schedule 13G filed with the Commission, Metropolitan claimed sole voting power and sole investment power over all 369,770 shares of Series B Preferred Stock. In their most recent Schedule 13G filed with the Commission, State Street Research and State Street Services claimed that various of their clients are the beneficial owners of all 369,770 shares of Series B Preferred Stock held by them and State Street Research and State Street Services disclaimed any beneficial interest in those securities. The address of Metropolitan is One Madison Avenue, New York, New York 10010. The address of State Street Research and State Street Services is One Financial Center, Boston, Massachusetts 02111-2690.

As of February 28, 1995, none of the Directors or executive officers of LIVE beneficially owned any shares of LIVE's Series B
Preferred Stock.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arrangements with Members of the Compensation Committee or Their
Affiliates

See "Executive Compensation - Compensation Committee Interlocks and Insider Participation," above.


Arrangements with Le Studio

     In July 1994, Carolco and an affiliate of Le Studio reached an agreement whereby the Le Studio affiliate received the rights in certain French-speaking territories to the motion picture Wagons East. This agreement was performed by an affiliate of LHV after such affiliate acquired rights to Wagons East pursuant to the agreements described above in "Executive Compensation - Compensation Committee Interlocks and Insider Participation."

     In July 1994, LHV and an affiliate of Le Studio executed a definitive agreement whereby LHV licensed the United States and Canadian video rights to the motion picture Stargate.

Arrangements with RCS

     Pursuant to a pre-existing output agreement, an affiliate of RCS received the rights in certain Italian-speaking territories in Europe and Africa to the motion picture Wagons East. Certain of Carolco's rights and obligations under the output agreement relating to the motion picture Wagons East were performed by an affiliate of LHV after such affiliate acquired rights to Wagons East pursuant to the agreements described above in "Executive Compensation - Compensation Committee Interlocks and Insider Participation."

Transactions with FMR Corp.

     In September and October 1994, the Company repaid the entire amount of principal and accrued interest on the Company's $37,000,000 of 12% Senior Secured Subordinated Notes (the "12% Notes"). Funds managed or advised by Fidelity Management & Research Company held approximately $31,250,000 in principal amount of the 12% Notes. FMR Corp. is the parent of Fidelity Management
& Research Company.

     On March 7, 1995, the Company acquired 1,400,000 shares of
Series B Preferred Stock from various funds managed or advised by Fidelity Management & Research Company, at the market price in effect on that date.

     The Company believes that each transaction with an affiliate of the Company was on terms at least as favorable to the Company as would have prevailed in arms-length transactions between unrelated parties. In addition, future transactions between the Company and its affiliates will be referred to either the Company's Board of Directors or a committee of disinterested Directors to ensure that the interests of the Company are protected in any such transaction.

        COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission and The Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1994 all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten-percent beneficial owners were complied with except that Mr. Noda, a Director of the Company, failed to file on a timely basis his initial report on Form 3, which report was filed one day late.





               EXECUTIVE COMPENSATION AND OTHER REMUNERATION

     The following table sets forth the cash compensation paid by the Company during the fiscal years ended December 31, 1994, December 31, 1993 and December 31, 1992 to Mr. Burlage, who has served as the Chief Executive Officer of the Company from January 1994 and to each of the other executive officers of the Company during 1994 whose annual salary and bonus for such period was in excess of $100,000. As of the end of the fiscal year ended December 31, 1994, there were only two executive officers of the Company (Mr. Burlage and Michael J. White). Rodney W. Trovinger, formerly the Senior Vice President and Acting Chief Financial Officer of the Company, passed away in April 1994 and his annual salary and bonus between January 1, 1994 and April 17, 1994 was less than $100,000. Ivan R. Lipton, the President of the Specialty Retail Division, ceased serving as an executive officer of the Company by virtue of the sale of the Specialty Retail Division in August 1994; Mr. Lipton's annual salary and bonus between January 1, 1994 and August 31, 1994 was greater than $100,000. Messrs. White and Lipton are referred to herein as the "Named Executives."


     Ronald B. Cushey became Executive Vice President and Chief Financial Officer of the Company in January 1995, and Paul Almond, Steven Mangel and Elliot Slutzky - all executive officers of LHV - were named as executive officers of the Company effective as of January 1, 1995 by virtue of the policy making functions that they perform for the Company.

     Following the Summary Compensation Table are certain additional charts and tables detailing other aspects of the compensation of the Named Executives including (a) an Option Grants Table that includes information regarding individual grants of options made to the Named Executives during fiscal 1994 along with the potential realizable values of such options and (b) a Fiscal Year End Option Table that indicates whether any of the Named Executives exercised options in fiscal 1994 and includes the number and value of unexercised options held by the Named Executives at December 31, 1994.

                           SUMMARY COMPENSATION TABLE
                                                                     Long Term
                                                                     Compensation
                               Annual Compensation                   Awards (1)
                                                       Other
                                                       Annual        Securities     All Other
                                                       Compen-       Underlying     Compen-
Name and                                               sation        Options/       sation
Principal Position  Year    Salary ($)  Bonus ($)      ($)(2)        SARs (#)(3)    ($)

Roger A. Burlage    1994    432,692     100,000 (5)    84,213 (6)    120,000         -
 Chief Executive    1993       -           -             -              -            -
 Officer (4)        1992       -           -             -              -            -

Michael J. White    1994    248,450        -             -             4,000        3,288 (7)
 Executive Vice     1993    236,385      50,000 (8)      -             2,000        3,090 (9)
 President/Chief    1992    220,423      95,000          -             6,000        3,404 (10)
 Administrative
 Officer and
 General Counsel

Ivan R. Lipton      1994    113,333      25,000 (12)     -                 0        4,620 (7)
 President/Straw-   1993    161,250      70,499          -             4,000        3,090 (9)
 berries Inc. (11)  1992    150,000     124,250 (13)     -             6,000        2,250 (10)



 (1) The column for long-term incentive plan payouts has been omitted because no such payouts were made to any of the Named Executives during any fiscal year covered by this Table.

 (2) Perquisites and other personal benefits are not included to the extent they do not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the named executive.

 (3) Gives effect to the Reverse Stock Split.

 (4) Mr. Burlage became Chief Executive Officer of the Company in
     January 1994.

 (5) Represents a signing bonus paid for signing a four year employment agreement with the Company.

 (6) Represents $35,000 paid for life insurance for Mr. Burlage's benefit in addition to the life insurance benefits provided to all employees of the Company, and other amounts, each equaling less than 25% of the total prerequisites and other personal benefits provided to Mr. Burlage, for the following costs: reimbursement for automobile leasing costs, disability insurance in addition to the disability insurance benefits provided to all employees of the Company, country club dues, reimbursement of legal fees and imputed interest on a loan of $29,500 made by the Company to Mr. Burlage to enable Mr. Burlage to obtain a country club membership, which loan is repayable by Mr. Burlage upon any termination of his employment relationship with the Company.

 (7) Represents for Messrs. White and Lipton matching contributions in the amount of $3,288 and $4,620, respectively, under the LIVE Incentive Savings Plan, which is a 401(k) savings plan.

 (8) Represents a bonus paid in recognition of Mr. White's efforts in connection with the completion of the Company's financial restructuring in March 1993.


 (9) Represents for Messrs. White and Lipton matching contributions in the amount of $3,090 each under the LIVE Incentive Savings Plan.

(10) Represents for Messrs. White and Lipton matching contributions in the amount of $3,404 and $2,250, respectively, under the LIVE Incentive Savings Plan.

(11) For 1994, represents amount paid between January 1, 1994 and
     August 31, 1994, the date of the sale of the Specialty Retail
     Division.

(12) Represents amount awarded to Mr. Lipton following the sale of the Specialty Retail Division in recognition of his special and exceptional service on behalf of the Division while the Division was owned by the Company.

(13) Includes a $50,000 signing bonus to extend Mr. Lipton's employment agreement through January 1996.

/TABLE

     The following table sets forth certain information regarding the Chief Executive Officer and the other Named Executives identified in the Summary Compensation Table.

                          OPTION/SAR GRANTS IN THE LAST FISCAL YEAR
                                                                           Potential Realizable Value
                                                                           at Assumed Annual Rates
                                                                           of Stock Price Appreciation
                         Individual Grants                                 for Option Term

                                % of
                                Total
                                Options/
                                SARs
                   Options/     Granted to   Exercise
                   SARs         Employees    or Base          Expir-
                   Granted      in Fiscal    Price            ation
Name               (#) (1)      Year (2)     ($/Share) (3)    Date         5% ($) (4)      10% ($) (4)
Roger A. Burlage       0          0%         N/A              N/A          N/A             N/A
Michael J. White   4,000        4.6%         15.625           2/18/04      39,306          99,607
Ivan R. Lipton         0          0%         N/A              N/A          N/A             N/A



(1) Gives effect to the Reverse Stock Split.

(2) Total of 86,570 granted.

(3) The closing price of the Company's Common Stock on the Nasdaq
    Stock Market's SmallCap Market on December 31, 1994 was $2.75.

(4) Based upon the number of shares of the Company's Common Stock outstanding as of December 31, 1994, a 5% and 10% increase in the annual rates of stock price appreciation over the option term would result in an aggregate increase of $4,183,080 and $10,600,746, respectively, in the value of the Common Stock held by all the Company's Common Stockholders (assuming no exercise of warrants, other stock options or conversion of Series B Preferred Stock or Series C Preferred Stock).

/TABLE

    The following table sets forth certain information regarding option exercises and option values for the Chief Executive Officer and the other Named Executives identified in the Summary
Compensation Table.

          AGGREGATE OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION/SAR VALUES

                                                 Number of
                                                 Securities       Value of
                                                 Underlying       Unexercised
                                                 Unexercised      In-the-Money
                                                 Options/SARs     Options/SARs
                                                 at FY-End (#)    at FY-End ($)
                  Shares Acquired     Value      Exercisable/     Exercisable/
Name               on Exercise (#)   Realized    Unexercisable*   Unexercisable

Roger A. Burlage         -0-            -           30,000 (E)        0 (E)
                                                    90,000 (U)        0 (U)

Michael J. White         -0-            -            6,800 (E)        0 (E)
                                                     5,200 (U)        0 (U)

Ivan R. Lipton           -0-            -                0 (E)        0 (E)
                                                         0 (U)        0 (U)



(*) Gives effect to the Reverse Stock Split.


Employment and Consulting Agreements

     Mr. Burlage is party to a December 1993 employment agreement with LIVE which provides that he will serve as Chief Executive Officer and President of LIVE from January 1994 until December 1997. Mr. Burlage's minimum salary was $450,000 per annum during 1994 and will be increased each calendar year thereafter by 5% of the base salary in effect in the prior calendar year (or more at the discretion of the Company's Board of Directors). Mr. Burlage will also receive incentive compensation equal to two percent of the Company's earnings before interest and taxes in excess of $10,000,000 per annum, subject to certain exclusions, limited to 100% of his base salary for the applicable year. As part of the agreement, the Company paid Mr. Burlage a signing bonus of $100,000 and agreed to pay for and/or provide a life insurance policy, disability benefits, health insurance benefits, automobile benefits, vacation benefits and a country club membership. In addition, the Company granted Mr. Burlage options to acquire 120,000 shares of the Company's Common Stock at a price of $9.375 per share (the closing price of the Company's Common Stock on the New York Stock Exchange on the date the Company and Mr. Burlage reached agreement on his employment), with 30,000 of such options vesting annually commencing December 31, 1994. LIVE also paid approximately $11,000 in legal fees incurred by Mr. Burlage in connection with his employment agreement with LIVE. If Mr. Burlage's employment is terminated by LIVE for other than "good cause," he will receive his salary, incentive compensation, life insurance, health insurance and automobile benefits for the remainder of the term of his employment agreement. All payments pursuant to the provisions of the immediately preceding sentence would be reduced, dollar for dollar, by the amount received by Mr. Burlage from employment following termination of his agreement.
The stock option information contained in this paragraph has been adjusted to give effect to the Reverse Stock Split.

     Mr. White is party to a February 1994 employment agreement with the Company which provides that he will serve as Executive Vice President/Chief Administrative Officer and General Counsel of the Company until such time that either the Company or Mr. White gives notice of termination. The agreement provides that Mr. White will receive a minimum annual salary of $250,000, plus such incentive compensation as is determined from time to time by the Board. As part of the agreement, the Company agreed to provide Mr. White with health insurance, life insurance and vacation benefits. If Mr. White's employment is terminated by LIVE for other than "good cause," he will receive his salary for one year, along with health insurance. All payments pursuant to the provisions of the immediately preceding sentence would be reduced, dollar for dollar, by the amount received by Mr. White from employment following termination of his agreement.

     Mr. Lipton and Strawberries were parties to a December 1992 employment agreement which provided that he would serve as President of Strawberries though January 1996. The agreement provided that Mr. Lipton would receive a minimum annual salary of $161,250 through the term of the agreement, plus such incentive compensation as is determined from time to time by the Board of Directors of Strawberries. As part of the agreement, Strawberries paid Mr. Lipton a $50,000 signing bonus and agreed to provide Mr. Lipton with health insurance, life insurance, automobile benefits and vacation benefits. If more than 50% of the stock or assets of Strawberries was sold above a minimum price during the term of Mr. Lipton's contract and, in certain circumstances, within two years after such term, then Mr. Lipton would have been entitled to additional compensation based upon the net proceeds received in connection with such sale; no amounts were paid to Mr. Lipton as a result of this clause of his agreement upon the Company's sale of the Specialty Retail Division in August 1994. Mr. Lipton's employment agreement was cancelled and replaced by the new owners concurrently with the sale of the Specialty Retail Division.

                       COMPENSATION COMMITTEE REPORT

    A report of the Compensation Committee of the Board of Directors of the Company discussing the Committee's compensation policies applicable to the Company's executive officers, including those officers named in the Summary Compensation Table, and including the specific relationship of corporate performance to executive compensation for the most recent fiscal year, is attached as Appendix A.

                             PERFORMANCE GRAPH

    The following graph assumes $100 invested on December 31, 1989 in each of LIVE Entertainment Inc., the Standard & Poor's 500 Stock Index, and companies included in the Paul Kagan Associates Video Supplier Index (the "Video Supplier Index"). The Video Supplier Index, prepared by Paul Kagan Associates, Inc. ("Kagan"), includes twelve entertainment companies that also supply home video programming. Kagan is an independent analyst of the motion picture and home video industries.

                [Performance Graph submitted by hard copy]







                                       December 31,
                         1989   1990   1991   1992   1993   1994

LIVE Entertainment        100     75     20     11     14      3

S&P 500                   100     97    126    136    150    152

Kagan Index               100     81     94    134    164    157

                              PROPOSAL NO. 2
      (Common Stockholders and Series C Preferred Stockholders Only)

  AMENDMENT TO THE 1988 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN


Background and Reasons for the 1988 Plan Amendment

     The 1988 Plan was adopted by the Company's Board of Directors on September 20, 1988, approved by the stockholders at the 1988 Annual Meeting of the stockholders of the Company, amended by the stockholders of the Company at the 1989 and 1990 Annual Meetings of the stockholders of the Company, and further amended by the Board of Directors in June 1993. The 1988 Plan was established to provide incentive compensation for Directors, key employees and consultants of the Company and its subsidiaries and other persons. As of the Record Date, approximately 45 of the Company's and its subsidiaries' current employees and Directors were participating in the 1988 Plan and approximately 125 of the Company's and its subsidiaries' current employees and Directors were eligible to participate in the 1988 Plan. A copy of the 1988 Plan as it is proposed to be amended is attached to this Proxy Statement as Appendix B and incorporated herein by reference.

Description of the 1988 Plan

     The 1988 Plan is administered by a committee of the Board of Directors (the "Stock Option Committee"). At present, a committee of two members of the Compensation Committee of the Board of Directors serves as the Stock Option Committee. The Stock Option Committee has the authority to determine to whom, and the time or times at which, options and stock appreciation rights ("SARs") will be granted, the number of shares of Common Stock subject to each option and the number of SARs, the time or times at which each option or SAR granted under the 1988 Plan may be exercised, and the exercise price of options or the Initial Value of SARs. The Board of Directors or Stock Option Committee also has authority to interpret the 1988 Plan and to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the 1988 Plan. The amounts and prices of options granted under the 1988 Plan described herein have been adjusted to take into account the effect of the Reverse Stock Split.

     The 1988 Plan provides for the grant of both "incentive stock options" ("ISOs") and "non-qualified stock options" to acquire Common Stock. ISOs may only be issued to employees of LIVE and its subsidiaries whereas non-qualified stock options may be issued to employees and Directors, consultants other persons who are not regular salaried employees of LIVE or its subsidiaries. ISOs will be granted with an exercise price not less than the fair market value (as defined in the 1988 Plan) of the Common Stock at the time of the grant, but if granted to stockholders owning stock representing more than 10% of the total combined voting power of all outstanding classes of the Company's stock, such options will be granted with an exercise price equal to 110% of the fair market value of the Common Stock at the time of grant and may not be exercisable more than five years after the date of grant. The exercise price of non-qualified stock options will be specified by the Stock Option Committee at a price greater than, equal to or less than the fair market value of the Common Stock at the time of grant. The shares purchased upon the exercise of an option granted under the 1988 Plan are to be paid for: (i) in cash or by certified or cashier's check payable to the order of the Company, (ii) by cancellation of indebtedness, (iii) through the delivery of other shares of Common Stock, or through authorizing the Company to retain shares of Common Stock otherwise issuable upon exercise of an option, having an aggregate fair market value equal to the total exercise price of the option being exercised, (iv) with the approval of the Stock Option Committee administering the 1988 Plan, by a promissory note made by the optionee in favor of the Company upon the terms and conditions to be determined by the Stock Option Committee and secured by the shares issuable upon exercise of such option, (v) through any combination thereof or (vi) in such other manner as the Stock Option Committee may specify in order to facilitate the exercise of options by the holders thereof.

     SARs granted under the Plan may, at the discretion of the Stock Option Committee, enable the recipient on exercise to receive payment based upon increases in the market value of the Common Stock from the date of grant (the "Initial Value") to the date of exercise. SARs may be issued to regular salaried employees of LIVE and its subsidiaries, and Directors, consultants and other persons who are not regular salaried employees of LIVE or its subsidiaries. A maximum of 120,000 SARs may be granted under the 1988 Plan. Payment of appreciation for a SAR may be made at the option of the Stock Option Committee in cash or in Common Stock. SARs may be granted in tandem with options under the 1988 Plan, in which event the exercise of one will extinguish the other. The Initial Value of SARs granted under the 1988 Plan may not be less than 100% of the fair market value of the Common Stock on the date the SAR is granted.

     Consideration for the options or SARs to be granted under the 1988 Plan is provided by the recipient's past, present and expected future contributions to the management of the Company. No monetary consideration is provided by the recipient with respect to the grant of options or SARs. To date, no SARs have been granted under the 1988 Plan.

     No option or SAR granted under the 1988 Plan will be transferable, except in the event of a recipient's death. ISOs may be exercised by the holder during the period: (a) while he or she is an employee of the Company, or (b) within three months after termination of his or her employment if such termination is due to normal retirement or voluntary resignation with the consent of the Board of Directors of LIVE or one of its subsidiaries, expressed in the form of a written resolution, but in any event prior to the expiration of the ISOs. In the event of a recipient's death or permanent disability, his or her ISOs may be exercised (in the event of death, by the person entitled to do so under his or her will or by his or her legal representative) at any time not later than one year after the date of his or her death or permanent disability, but in any event prior to expiration of the ISOs. Termination of employment or other relationship with LIVE by a holder of a non-qualified stock option or a SAR will have the effect specified by the Stock Option Committee. The Stock Option Committee may at any time suspend or terminate the 1988 Plan. Termination or suspension of the 1988 Plan, however, will not, without the consent of the holder, affect rights under any option or SARs granted but not exercised as of the date of termination.

     The 1988 Plan provides for adjustment of the number of SARs and shares subject to outstanding options, and the aggregate number of SARs and shares available under the 1988 Plan, in the event a stock dividend is paid or in the event the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities. The 1988 Plan provides that if any option or SAR granted under the 1988 Plan expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such option will again be available for options to be granted under the 1988 Plan and the unexercised SARs will again be available for SARs or options to be granted under the 1988 Plan.

     The 1988 Plan provides that the Stock Option Committee may, at any time, or from time to time, amend the 1988 Plan; provided, however, that without stockholder approval, the Stock Option
Committee may not:

     (i) Increase the maximum number of shares of Common Stock for which options may be granted or the maximum number of SARs which may be granted;

     (ii) change the method of determining the exercise price for options or the Initial Value for SARs;

     (iii) increase the maximum term for which any options or SARs may be granted; or

     (iv) change the designation of persons eligible to receive options or SARs under the 1988 Plan.

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all of the property or more than 80% of the then outstanding stock of the Company to another corporation, the 1988 Plan will terminate, and any SARs and options granted pursuant to the 1988 Plan will terminate. Notwithstanding the foregoing, the Stock Option Committee may provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the SARs and options theretofore granted to become immediately exercisable; (ii) for the assumption by the successor corporation of the SARs and options theretofore granted or the substitution by such corporation for such SARs and options of new SARs and options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and prices; or (iii) for the continuance of the 1988 Plan by such successor corporation in which event the 1988 Plan and the SARs and options theretofore granted will continue in the manner and under the terms so provided. The 1988 Plan further provides that no amendment, suspension or termination of the 1988 Plan will, without the consent of the holder, alter or impair any rights or obligations under any option or SAR theretofore granted under the 1988 Plan.

     In January 1992, the LIVE Board of Directors, acting as the Stock Option Committee, granted to current employees and Directors of LIVE, LHV and the Specialty Retail Division who were holders of options pursuant to the 1988 Plan, the right to agree to cancel certain options ("Cancelled LIVE Options") and to receive in return therefor additional options ("New LIVE Options") pursuant to the 1988 Plan, all on the following terms and conditions: (i) the exercise price for the New LIVE Options would equal $2.875, the closing price of LIVE Common Stock on the NYSE on January 16, 1992,
(ii) fifty percent (50%) of the New LIVE Options would vest on January 16, 1993 and the remainder would vest on January 16, 1994;
(iii) no New LIVE Options would vest earlier than the scheduled vesting date for the corresponding Cancelled LIVE Options and (iv) all New LIVE Options would expire on January 15, 2002. In connection with this arrangement, options to purchase 547,200 shares of LIVE Common Stock were exchanged for New LIVE Options.

     On March 6, 1995, the Stock Option Committee of the Board of Directors granted to all current employees and Directors of LIVE and LHV (other than members of the Stock Option Committee) who were holders of options pursuant to the 1988 Plan, the option to agree to cancel certain options (the "Canceled Options") and to receive in return therefor new options (the "New Options") pursuant to the 1988 Plan, all on the following terms and conditions: (i) the exercise price for the New Options would equal $3.50, the closing price of the Common Stock on The Nasdaq Stock Market's SmallCap Market on March 6, 1995, (ii) fifty percent (50%) of the New Options would vest on March 6, 1996; the remainder would vest on March 6, 1997, provided that no New Options would vest earlier than the scheduled vesting date for the corresponding Canceled Options, and (iv) all New Options would expire on the expiration date of the corresponding Canceled Options.

     The 1988 Plan, as amended through June 1993, provided that a total of 300,000 shares of Common Stock may be granted as options or SARs under the 1988 Plan. On March 3, 1994, the Board of Directors and the Stock Option Committee initially approved an amendment to the 1988 Plan to increase the number of shares of LIVE Common Stock which may be granted under the 1988 Plan by an additional 100,000 shares, and such amendment was reauthorized by the Board of Directors on March 6, 1995 (the "1988 Plan Amendment"). The Board of Directors and the Stock Option Committee approved the 1988 Plan Amendment to increase the number of shares of LIVE Common Stock for which options may be granted under the 1988 Plan because of the need to grant additional options. Options have in the past been a significant factor in inducing outstanding individuals to enter into and remain in the service of LIVE. The 1988 Plan Amendment will allow the Stock Option Committee to continue to award options to Directors, officers and key employees of LIVE as both compensation for past services and as incentives for future services. At the annual meeting, holders of Common Stock and Series C Preferred Stock are being requested to consider and to approve the 1988 Plan Amendment. Appendix B to this Proxy Statement contains the full text of the 1988 Plan as it is proposed to be amended.

     If the 1988 Plan Amendment is approved by the holders of Common Stock and Series C Preferred Stock, the table that follows shows the amount and value of stock options as of February 28, 1995 held by the Named Executives, all nominees for Director, all individuals holding in excess of 20,000 options (5% of the total to be available for grant), all executive officers of the Company as a group, all current Directors of LIVE who are not executive officers, and all current employees of the Company who are not executive officers.

                             NEW PLAN BENEFITS

                                             1988 Plan
Name and Position                    Dollar Value ($) (1)    Number of Options

Roger A. Burlage, Nominee
  for Director and CEO                              0                120,000
Michael J. White, Nominee for Director
 and Executive Vice President                       0                 12,000
Ivan R. Lipton, Former President,
 Specialty Retail Group                             0                      0
Makoto Koshiba, Nominee for Director                0                      0
Gregory R. Pierson, Nominee for Director            0                  1,000
R. Timothy O'Donnell, Nominee for Director        500                  4,900
Roger R. Smith, Nominee for Director                0                 18,900
Jay Burnham, Nominee for Director                   0                  2,000
Jonathan D. Lloyd, Nominee for Director             0                  2,000
David A. Mount, Holder of in excess of 5%
 of all outstanding options                         0                 27,900
Executive Officers as a Group (6 individuals)   2,500                179,000
Directors as a Group (Other than
 Executive Officers) (9 individuals)            1,000                 42,600
Non-Executive Officer Employees                     0                 38,440
All Option Holders (2)                          3,500                300,200

- ----------------

     (1) On February 28, 1995, the closing price of the Company's Common Stock on the Nasdaq SmallCap Market was $3.25 per share.

     (2) All of the options to purchase 300,200 shares were granted at exercise prices which ranged from $2.75 -
          $15.625 per share, the market value of the Company's
          Common Stock on the dates of grant.

Federal Income Tax Consequences of the 1988 Plan

     The following is a summary discussion of certain federal income tax consequences of the 1988 Plan. Holders of options and SARs granted under the 1988 Plan are urged to consult their tax advisors before exercising any such option or SAR and before disposing of any shares of Common Stock acquired through the exercise of an option or a SAR.

     Incentive Stock Options. All ISOs granted under the 1988 Plan are intended to be incentive stock options for federal income tax purposes. The federal income tax consequences of ISOs under the present law generally are as follows. An optionee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its timely exercise for regular income tax purposes, but the excess of the fair market value of the Common Stock on the date of exercise over the exercise price will constitute an adjustment in determining a person's alternative minimum taxable income for the taxable year in which the ISO is exercised. Generally, exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date of exercise (or three months before the date of exercise in the case of normal retirement or certain voluntary resignations or one year before the date of exercise in the case of death or disability). Upon ultimate sale of the Common Stock received upon such exercise, except in the case of a Disqualifying Disposition as noted below, the optionee will recognize long-term capital gain or loss (if the Common Stock is a capital asset in the hands of the optionee) equal to the difference between the amount realized upon such sale and the option price. The Company will not be entitled to any federal income tax deductions in connection with either the grant or exercise of the ISO or the sale of such shares of Common Stock by the optionee, except in the case of a Disqualifying Disposition as noted below.

     However, if the Common Stock acquired pursuant to the exercise of an ISO is disposed of by the optionee prior to the later of two years from the date of grant of the ISO or one year from the date such Common Stock is transferred upon exercise of the ISO (a "Disqualifying Disposition"), any gain realized by the optionee generally will be bifurcated into an ordinary income component and a capital gains component at the time of such Disqualifying Disposition. Generally, the optionee's gain will be taxed as ordinary income in the amount equal to the difference between the option price and the fair market value of the Common Stock on the date the ISO was exercised; provided, however, that if the sale of the Common Stock at a profit could subject the optionee to suit under Section 16(b) of the Exchange Act, then pursuant to the provisions of Section 83 of the Code the fair market valuation would occur on the date the potential Section 16(b) liability lapses (unless the optionee makes an election to be taxed earlier as described below). The balance of the optionee's gain, if any, will be taxed as short-term or long-term capital gain if the Common Stock is a capital asset in the hands of the optionee. If the amount realized on the Disqualifying Disposition is less than the fair market value on the date of exercise, the ordinary income component will be limited to the difference between the option price and the sale price. In the event of a Disqualifying Disposition, the Company may claim a federal tax deduction at the time and in the amount taxable to the optionee as ordinary income, provided the Company furnishes a Form W-2 or Form W-2c to the optionee and files such Form with the federal government on or before the date the Company files the tax return claiming such deduction, and subject to the rules of Section 162(m) of the Code which generally disallows deductions for compensation paid to a covered employee in excess of $1,000,000 per year.

     Non-Qualified Options. In the case of a non-qualified stock option, the optionee will not recognize any income upon grant of any such option. Rather, at the time of exercise of the non-qualified stock option the optionee, except as noted below, will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the Common Stock at the time of exercise over the option price. The Company will generally be entitled to a tax deduction as such time and in the amount taxable to the optionee as ordinary income, provided the Company timely complies with the applicable Form W-2 or Form 1099 reporting requirements under the Code, and subject to the rules of Section 162(m) of the Code which disallows deductions for compensation paid to a covered employee in excess of $1,000,000 per year.

     As stated above, income generally is recognized by an optionee upon exercise of non-qualified stock options. However, with respect to shares of Common Stock received upon such exercise, the optionee will not recognize ordinary income at the time of such exercise if an immediate sale of such shares at a profit would subject such optionee to potential liability under
Section 16(b) of the Exchange Act. In that case, the optionee will not be taxed pursuant to the provisions of Section 83 of the Code until the date the potential Section 16(b) liability lapses. However, an optionee may elect (not later than 30 days after acquiring such shares) to include in income currently the difference between the fair market value of such shares at the time of exercise and the option price, notwithstanding the fact that an immediate sale of such shares at a profit would subject such optionee to potential liability under Section 16(b). If such election is made, no additional taxable income will be recognized by such optionee at the time the potential liability under Section 16(b) lapses. Certain optionees may be subject to potential liability under Section 16(b) of the Exchange Act if an option is exercised within six months of the date of the grant. Accordingly, all options exercised more than six months after the date of the grant will result in the optionee recognizing income equal to the excess of (a) the fair market value of the Common Stock on the date of exercise over (b) the option price. The Company generally will be entitled to a tax deduction as described in the preceding paragraph.

     Stock Appreciation Rights. A participant who is granted SARs (either in conjunction with an option grant or separately) will not recognize income at the time of grant but generally will recognize ordinary income at the time payment for the SAR is received. The amount of the ordinary income recognized will be equal to the sum of (a) the then fair market value of the shares of stock received, if any, and (b) the amount of cash received, if any. In the case of a participant who is subject to the restrictions of Section 16(b) of the Exchange Act, the recognition of income attributable to the shares received (and the date on which the amount of such income is measured) will be subject to the provisions of Section 83 of the Code as described above. The Company generally will be entitled to a tax deduction at such time in the amount taxable to the optionee, provided the Company timely complies with the applicable Form W-2 or Form 1099 reporting requirements under the Code and subject to the rules of
Section 162(m) of the Code which disallows deductions for compensation paid to a covered employee in excess of $1,000,000 per year.

     Exercise With Shares. Based upon a published ruling of the IRS, an optionee who surrenders Common Stock in payment, in whole or in part, of the exercise price of a non-qualified stock option will recognize no gain or loss on the Common Stock surrendered, but such optionee otherwise will be taxed according to the rules described above for non-qualified stock options. To the extent of the number of shares surrendered in payment of the exercise price, the basis of the shares received upon exercise will be equal to the basis of the shares surrendered, and the holding period of such shares received will include the holding period for the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date which governs the optionee's recognition of ordinary income, and the holding period for such shares will commence on the exercise date. However, if the surrendered Common Stock was previously acquired upon exercise of an ISO and if the date of surrender takes place within the requisite holding period for such Common Stock (i.e., within two years of the grant of the option or one year of the date shares were transferred pursuant to the exercise), then such surrender will constitute a Disqualifying Disposition of the Common Stock surrendered, and will be taxed according to the rules described above for Disqualifying Dispositions.

     Section 280G of the Code. In the event that the Stock Option Committee provides that SARs and options become immediately exercisable as a result of a change in control, all or a portion of the value of such acceleration in ability to exercise may be treated as a "parachute payment" within the meaning of Section 280G of the Code. The amount of any parachute payments considered to be "excess parachute payments" within the meaning of Section 280G of the Code that are made to "disqualified individuals" as defined in that same Section (which includes officers and certain shareholders and certain highly compensated individuals) will not be deductible by the Company, and the optionee would be subject to a nondeductible 20 percent excise tax under Section 4999 of the Code with respect to any such excess parachute payment.

     Section 162(m) of the Code. Section 162(m) of the Code generally limits the amount that a publicly held corporation is allowed each year to deduct for the compensation it pays to each of its chief executive officer and its other four most highly compensated officers ("covered employees") to $1,000,000. Certain types of compensation paid to such executives are not subject to the $1,000,000 deduction limit. One such type is "performance-based" compensation. To qualify as performance-based compensation, certain requirements must be satisfied. Based on certain proposed regulations, income described above as being received by persons with respect to options and SARs will not qualify as "performance-based" compensation or qualify for any other exception from the $1,000,000 deduction limit. Therefore, any such amounts received by a person while that person is a covered employee will, together with other compensation received by that person which is subject to the $1,000,000 deduction limit, not be deductible by the Company to the extent that it exceeds $1,000,000 in any year. No executive of the Company currently receives annual compensation in excess of the $1,000,000 deduction limit.

Vote Required for Approval

          An affirmative vote of the holders of at least a majority of the combined voting power of the Common Stock and Series C Preferred Stock entitled to vote and present at the annual meeting is necessary for approval of the 1988 Plan
Amendment. Pursuant to Delaware law, abstentions and broker non-votes will have the effect of a vote against the 1988 Plan
Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS
PROPOSAL.




                              PROPOSAL NO. 3
      (Common Stockholders and Series C Preferred Stockholders Only)

             RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board recommends that Common Stockholders and Series C Preferred Stockholders vote for the approval of the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 1994. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Vote Required for Approval

          An affirmative vote of the holders of at least a majority of the combined voting power of the Common Stock and Series C Preferred Stock entitled to vote and present at the annual meeting is necessary for approval of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 1995. Pursuant to Delaware law, abstentions and broker non-votes will have the effect of a vote against the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 1995.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS
PROPOSAL.

                               OTHER MATTERS

     The Board is not aware of any other matter that may properly come before the meeting. If any matter not mentioned in this Proxy Statement is brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                           STOCKHOLDER PROPOSALS

     Stockholders are advised that any stockholder proposals intended for consideration at the 1996 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before December 9, 1995 in order to be included in the proxy materials for the 1996 Annual Meeting. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company and utilize certified mail - return receipt requested.

                                 FORM 10-K

     A copy of this proxy statement, as well as the Company's Annual Report on Form 10-K, exclusive of exhibits, will be mailed without charge to any stockholder entitled to vote at the meeting, upon written request to: Michael J. White, Senior Vice President and General Counsel, LIVE Entertainment Inc., 15400 Sherman Way, Van Nuys, California 91406.

                          By Order of the Board of Directors,


                          MICHAEL J. WHITE
                          Secretary
April 3, 1995
Van Nuys, California

     COMMON STOCKHOLDERS, SERIES B PREFERRED STOCKHOLDERS AND SERIES C PREFERRED STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                APPENDIX A

To:       The Stockholders of
          LIVE Entertainment Inc.

From:     Frans J. Afman
          R. Timothy O'Donnell
          Gregory R. Pierson
          As members of the Compensation Committee of the Board of Directors of LIVE Entertainment Inc.

     The Compensation Committee of the Board of Directors of the Company (the "Committee") is responsible for establishing the compensation of the Chief Executive Officer and the other executive officers of the Company. The purpose of this Report is to inform the stockholders of the Company of the bases for the Chief Executive Officer's compensation for the last fiscal year as well as the compensation policies used in the compensation of the other executive officers of the Company.

Philosophy

The Committee recognizes that talented, committed employees are the Company's most valuable resource. The Company is therefore dedicated to providing its employees with an equitable compensation and benefits program that recognizes individual responsibilities and performance, rewards outstanding contributions, motivates success and affords a measure of protection against undue financial hardship. The Committee believes that there are three basic components of compensation, namely base salary, short term incentive compensation and long term incentive compensation, and makes its decisions regarding executive officer compensation based on the following:

Base Salary      -        Base salaries are based on experience
                          and scope of responsibility of an
                          individual upon hire, with
                          consideration given to the base salary
                          of the immediate predecessor in the
                          job, if any, and, thereafter, upon
                          individual performance and changes in
                          level of responsibility.

Short Term Incentive
Compensation
 (Bonuses)        -        Those management employees who have a
                           measurable impact on profitability
                           should have a significant portion of
                           their total compensation "at risk",
                           with a corresponding potential for
                           significant rewards.  Bonus programs
                           are based primarily on the Company
                           achieving operating profits that are
                           close to or exceed the results
                           planned at the beginning of a fiscal
                           year.  In extraordinary cases,
                           bonuses are granted as awards for
                           exceptional performance with respect
                           to specific transactions.

Long Term Incentive
Compensation
 (Stock Options)  -        The Committee believes that it is not
                           only important to provide incentives
                           based on short term (year-to-year)
                           profitability, but also to provide
                           incentives for senior management to
                           increase the long term accretion of
                           value to the stockholders of the
                           Company.  Thus, the Company has
                           established a stock option program
                           whereby options vest over a period of
                           time (usually, in equal amounts for a
                           two or three year period after the
                           date of the grant).  The compensation
                           of executives is thereby tied
                           directly to changes in the price of
                           the Company's Common Stock.

The Committee believes that the compensation offered to the Company's Chief Executive Officer and its executive officers is consistent with this philosophy.


Chief Executive Officer Compensation for Fiscal 1994

     Mr. Burlage's $450,000 base salary for fiscal 1994 represented an increase of $25,000 above the base salary paid to Mr. Burlage's predecessor as President and Chief Executive Officer of the Company. Mr. Burlage's base compensation was determined by the employment agreement that was entered into between the Company and Mr. Burlage in December 1993.

     As part of the negotiations on his employment agreement, Mr. Burlage received a signing bonus of $100,000, and the Company made the following monetary agreements with Mr. Burlage (i) the Company agreed to pay approximately $15,000 per year for life insurance for Mr. Burlage's benefit in addition to the life insurance benefits provided to all employees of the Company, (ii) the Company agreed to reimburse Mr. Burlage for automobile leasing costs, (iii) the Company agreed to pay approximately $7,000 per year to provide Mr. Burlage with disability insurance in addition to the disability insurance benefits provided to all employees of the Company, (iv) the Company agreed to provide Mr. Burlage with an interest free loan to acquire a country club membership and also agreed to pay Mr. Burlage's country club dues. With the exception of the disability insurance benefit, the benefits summarized in clauses (i) through (iv) of the immediately preceding sentence were identical to the benefits provided to Mr. Burlage's predecessor as President and Chief Executive Officer of the Company.

     Mr. Burlage's contract also entitles him to receive a bonus equal to two percent (2%) of the Company's operating income in excess of $10,000,000. The $10,000,000 threshold was set based upon the conclusion of the Committee members that Mr. Burlage's primary goal was to return the Company to profitability, the analysis by the Committee members of the Company's operating profit levels for fiscal 1992 and 1993, and the opinion of the individual Committee members that a minimum operating profit of $10,000,000 was needed to increase the public value of the Company's securities.

     As part of the negotiations for his employment agreement, Mr. Burlage received options to purchase 120,000 shares of the Company's Common Stock, at a price of $9.375 per share (adjusted for the Reverse Stock Split), vesting equally over the four year term of Mr. Burlage's employment agreement. As of December 31, 1994, the exercise price of Mr. Burlage's options was greater than the market price of the Company's Common Stock. Should the Company's financial performance continue to improve, the Committee would expect the price of the Company's Common Stock to rise and therefore provide real value for Mr. Burlage's stock options.

     In determining Mr. Burlage's total compensation package, the Committee took the following factors into account:

     a. The compensation that was paid to Mr. Burlage's predecessor;
     b. The Company's need to fill the Chief Executive Officer position that had been vacant since October 1994.
     c. Mr. Burlage's experience in those entertainment software distribution areas into which the Company planned to expand its operations beyond United States and Canada home video distribution.
     d.   The subjective experience of the Committee members.
     e. The fact that Mr. Burlage was not unemployed at the time that his contract was being negotiated.

Another important factor in determining Mr. Burlage's compensation was the normal give and take of negotiations.

Policies for Compensation of Other Named Executives

     The Committee's policies for compensation of executive officers are very similar to the policies that it has established with respect to Chief Executive Officer compensation, namely:

     - Base salary is primarily a function of individual performance.
     - Short term incentive compensation is tied almost exclusively to operating profitability. In fiscal 1994, as was the case in prior years, the Company's short term incentive cash compensation program (the "1994 Bonus Program"), was designed to award cash bonuses to the Company's employees, including the Named Executives, based on achievement of profit goals set forth in business plans reviewed and approved by the Board of Directors early in the applicable fiscal year. In 1994, those operating profit goals were not reached, and therefore no employee received a payment under the 1994 Bonus Program.
     - One time, ad hoc, payments, also are occasionally provided in lump sums to employees to induce them to join the Company, to renew contracts, to cover relocation costs or to reward employees for exceptional performance with respect to specific transactions. In fiscal 1994, such an award was made to Mr. Lipton following the sale of the Specialty Retail Division in recognition of his special and exceptional service on behalf of the Division while the Division was owned by the Company.
     - Long term incentive compensation is reflected by the Company's stock option plan, in which all of the Company's executive officers participate. The Company's executive officers received stock option grants in 1994, based on a combination of an evaluation by the Company's Chief Executive Officer of the performance of the executive officers as well as a comparison of total options granted to individuals holding positions of similar authority and responsibility within the Company. The vesting of the options over a period of years provides an incentive for the executive officer to remain with the Company and establishes a direct linkage between individual compensation and long term stockholder value.

     The main difference between the Committee's compensation policies with respect to the Chief Executive Officer and its policies with respect to other executive officers is that the Committee places a great deal of reliance upon the salary, bonus and stock option recommendations of the Company's Chief Executive Officer, who observes and evaluates the performance of his executive officers on a daily basis.

     The Committee has approved management's recommendations for a short term incentive cash compensation program (the "1995 Bonus Program"). Like the 1994 Bonus Program, the 1995 Bonus Program was designed to award cash bonuses to the Company's employees, including the Named Executives, based on achievement of profit goals set forth in business plans reviewed and approved by the Board of Directors early in the applicable fiscal year. The Company's President and Chief Executive Officer is not eligible to participate in the 1995 Bonus Program.

Policy Regarding Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Code generally limits the amount that a publicly held corporation is allowed each year to deduct for the compensation it pays to each of its chief executive officer and its other four most highly compensated officers ("covered employees") to $1,000,000. Certain types of compensation paid to such executives are not subject to the $1,000,000 deduction limit. One such type is "performance-based" compensation. To qualify as performance-based compensation, certain requirements must be satisfied. Based on certain proposed regulations, income described above as being received by persons with respect to options and SARs will not qualify as "performance-based" compensation or qualify for any other exception from the $1,000,000 deduction limit. Therefore, any such amounts received by a person while that person is a covered employee will, together with other compensation received by that person which is subject to the $1,000,000 deduction limit, not be deductible by the Company to the extent that it exceeds $1,000,000 in any year. Although the Company is committed to maximizing the deductibility of performance-based compensation in excess of the $1,000,000 deduction limit to the extent it is practicable and in the best interests of the Company and its stockholders, no executive of the Company currently receives annual compensation in excess of the $1,000,000 deduction limit, and the Company is reluctant to make changes at this time to the composition of its Compensation Committee or to its executive compensation programs solely for tax purposes.

Conclusion

     The Committee believes that the compensation provided to the Chief Executive Officer and the Company's other executive officers is fair, reasonable, consistent with past practice and in the best interest of the stockholders of the Company.

                                APPENDIX B

           1988 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                        OF LIVE ENTERTAINMENT INC.
         (As Amended through March 6, 1995 [Subject to Stockholder
Approval])
  (Amounts Adjusted to Reflect December 1994 One-For-Five Reverse
Stock Split)

1.   Purpose.

     The purpose of this 1988 Stock Option and Stock Appreciation Rights Plan (the "Plan") of LIVE Entertainment Inc., a Delaware corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from stock ownership and participation in stock appreciation by selected key employees of the Company or its subsidiaries, directors, consultants or other persons ("Participants") as an independent committee of the Company's Board of directors (the "Board of directors") may from time to time determine. The Plan will provide a means whereby
(i) such employees may purchase shares of the Common Stock of the Company pursuant to options that will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) such employees, directors, consultants or other persons, may purchase shares of the Common Stock of the Company pursuant to "non-qualified stock options" and (iii) such employees, directors, consultants or other persons may acquire the right to participate in the appreciation of the Common Stock of the Company pursuant to "stock appreciation rights." Incentive stock options and non-qualified stock options are sometimes referred to collectively as "options."

2.   Administration.

     2.1 The Plan shall be administered by a committee (the "Committee") consisting of at least two directors, each of whom is a "disinterested person" as that term is defined in Rule 16B-3(c)(2) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

     2.2 Subject to the provisions of the Plan, the Committee shall have authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom and the time or times at which options or stock appreciation rights shall be granted, whether any options granted will be incentive stock options or non-qualified stock options, the number of shares to be subject to each option or stock appreciation right, the exercise price of an option or the Initial Value of a stock appreciation right, the number of installments, if any, in which each option or stock appreciation right may be exercised, and the duration of each option or stock appreciation right, (v) to approve and determine the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of the Plan, and (vi) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and their legal representatives and beneficiaries. The Committee may delegate some or all of its power and authority to the Chief Executive Officer of the Company or the other executive officer, as the Committee deems appropriate; provided, however, that the Committee may not delegate its authority with regard to any matter or action affecting any director or officer who is subject to Section 16 of the Exchange Act.

3.   Shares Subject to the Plan.

     Subject to adjustments as provided in Paragraph 15 hereof, the shares to be issued under the Plan shall consist of the Company's authorized but unissued Common Stock. Subject to adjustment as provided in Paragraph 15 hereof, the aggregate number of stock appreciation rights that may be granted under the Plan shall not exceed 120,000. The authorized, unissued stock appreciation rights may be issued as stock options, notwithstanding anything contained in this paragraph to the contrary. If any stock appreciation rights granted under the Plan should expire or terminate for any reason without having been exercised in full, the unexercised stock appreciation rights shall again be available to be granted under the Plan either as stock appreciation rights or stock options. The aggregate amount of stock which may be issued upon exercise of all options under the Plan shall not exceed 280,000 shares plus the 120,000 shares if all of the stock appreciation rights that may be granted under the Plan are issued as stock options, for a total of 400,000 shares. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

4.   Eligibility and Participation.

     4.1 All regular salaried employees of the Company or any subsidiary corporation (as defined in Section 425(f) of the Code) shall be eligible to receive incentive stock options, non-qualified stock options and stock appreciation rights. directors of the Company or any subsidiary corporation, consultants and other persons who are not regular salaried employees of the Company or any subsidiary corporation are not eligible to receive incentive stock options, but are eligible to receive non-qualified stock options and stock appreciation rights.

     4.2 No incentive stock options may be granted to any employee, at the time the incentive stock option is granted, owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company (or of its subsidiary corporations as defined in Section 425(f) of the
Code), unless the exercise price of such incentive stock option is at least one hundred ten percent of the fair market value of the stock subject to the incentive stock option determining fair market value as of the date each respective option is granted in accordance with Paragraph 8 hereof, and such incentive stock option by its terms is not exercisable after the expiration of five years from the date such incentive stock option is granted.

     4.3 The aggregate fair market value of the Common Stock for which incentive stock options granted to any one employee under this Plan or any other incentive stock option plan of the Company may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining the fair market value as of the date each respective option is granted.

     4.4 All options and stock appreciation rights granted under the Plan shall be granted within ten years from September 20, 1988.

     4.5 directors who are members of the Committee shall not be eligible to receive any grants of stock options or stock appreciation rights granted pursuant to the Committee's discretion under the Plan. Such directors shall be granted options to purchase 1,000 shares of Common Stock per calendar year at the fair market value of the Common Stock, pursuant to option grants of equal amount on the first business day following January 1 of each calendar year. Each option granted pursuant to this Paragraph 4.5 shall be fully exercisable on the date of grant and shall be exercisable for a period of ten years from the date of grant.

5.   Duration of Options and Stock Appreciation Rights.

     Each option and stock appreciation right and all rights associated therewith shall expire on such date as the Committee may determine, but in no event later than ten years from the date on which the option or stock appreciation right is granted, and shall be subject to earlier termination as provided herein; provided, however, that options granted in accordance with Paragraph 4.5 shall be exercisable for a period of ten years from the date on which such an option is granted.

6.   Price and Exercise of Options.

     6.1 All options shall be evidenced by a stock option agreement. Subject to Paragraph 4.2 and 4.5, the purchase price of the Common Stock covered by each option shall be determined by the Committee, but in the case of an incentive stock option shall not be less than one hundred percent of the fair market value of such Common Stock on the date the incentive stock option is granted. The purchase price of the Common Stock upon exercise of an option shall be paid in full at the time of exercise (i) in cash or by certified cashier's check payable to the order of the Company, (ii) by cancellation of indebtedness owed by the Company to the Participant, (iii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of, the Participant or by authorizing the Company to retain shares of Common Stock otherwise issuable upon exercise of an option, (iv) if authorized by the Committee or if specified in the option being exercised, by a promissory note made by the Participant in favor of the Company, subject to terms and conditions determined by the Committee, secured by the Common Stock issuable upon exercise, and in compliance with applicable law (including, without limitation, state, corporate and federal requirements),
(v) by any combination thereof or (vi) in such other manner as the Committee may specify in order to facilitate the exercise of options by the holders thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined in accordance with Paragraph 8 hereof.

     6.2 No option granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including, without limitation, federal and state securities laws and regulations). Subject to Section 4.5, each option shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine; provided, however, that unless otherwise determined by the Committee, if the Participant shall not in any given installment period purchase all of the shares which the Participant is entitled to purchase in such installment period, then such Participant's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the Participant's option. No option may be exercised for a fraction of a share and no partial exercise of any option may be for fewer than ten shares unless fewer than ten shares remain unpurchased.

7.   Terms and Conditions of Stock Appreciation Rights.

     All stock appreciation rights shall be evidenced by a Certificate of Grant (sometimes referred to herein as the "Certificate") in such form as the Board of directors or the Committee shall from time to time approve. A grant of stock appreciation rights shall be subject to the following terms and conditions.

     7.1 Each stock appreciation right shall entitle a Participant to an amount (the "Appreciation") equal to the excess of the Exercise Value of one share of Common Stock over the Initial Value of one share of Common Stock. The Initial Value of each stock appreciation right shall be specified in the Certificate of Grant. The Exercise Value of each stock appreciation right shall be the fair market value of a share of Common Stock on the date the stock appreciation right is exercised, determined as set forth in Paragraph 8. The total Appreciation available to a Participant from the exercise of any stock appreciation right is a method of incentive compensation for key employees, directors, consultants and other persons and does not constitute an offering or sale of Common Stock to anyone.

     7.2 The Appreciation available to a Participant upon exercise of the Participant's stock appreciation rights shall be paid to the Participant in cash or Common Stock as determined by the Committee. If payment is made in Common Stock of the Company, then the fair market value of the Common Stock for purposes of calculating the number of shares of Common Stock that shall be issued to pay the Appreciation of a stock appreciation right shall be based upon the fair market value of the Common Stock as determined in Paragraph 8 on the date of exercise of the stock appreciation right. If the total Appreciation is paid in Common Stock, the total Appreciation will be reduced to the largest amount divisible by the fair market value of one share of Common Stock. Appreciation shall be paid as compensation and without interest by the Company as specified in the Certificate of Grant.

     7.3  All stock appreciation rights must have an Initial
Value no less than the fair market value of a share of Common
Stock as determined in Paragraph 8 as of the date of grant of the stock appreciation right.

     7.4 A stock appreciation right (a "Related Right") may be granted under this Plan pursuant to a Certificate of Grant providing that the exercise of the stock appreciation right affects the exercise of an option granted pursuant to this Plan (the "Related Option"). Unless the Certificate of Grant pursuant to which the Related Right is granted provides otherwise, the Related Right may be exercised only to the extent to which the Related Option is exercisable. Upon the exercise or termination of the related Right, the Related Option shall cease to be exercisable and shall be canceled to the extent of the number of shares with respect to which the Related Right was exercised or terminated. Upon exercise or termination of the Related Option, the Related Right shall cease to be exercisable and shall be canceled to the extent of the number of shares to which the Related Option was exercised or terminated. In addition to the foregoing, if the Related Option is an "incentive stock option" granted pursuant to the Plan, then the Related Right must satisfy the following conditions:

          (i) The Related Right must be granted only at the time of grant of the Related Option;

          (ii) The Related Right must expire no later than the expiration of the Related Option;

          (iii) The Related Right must be granted for an amount of Appreciation equal to or less than one hundred percent of the difference between the exercise price of the Related Option and the market price of the Common Stock subject to the Related Option at the time the Related Right is exercised;

          (iv) The Related Right may be transferable only when the Related Option is transferable, and only under the same conditions;

          (v) The Related Right may be exercised only when the Related Option is eligible to be exercised; and

          (vi) The Related Right may be exercised only when the market price of the Stock subject to the Related Option exceeds the exercise price of the Related Option.

     7.5 No stock appreciation right granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including, without limitation, federal and state securities laws and regulations). Each stock appreciation right shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine; provided, however, that, unless otherwise determined by the Committee, if the Participant shall not in any given installment period exercise all of the stock appreciation rights which the Participant is entitled to exercise in such installment period, then the Participant's right to exercise any stock appreciation rights not exercised in such installment period shall continue until the expiration date or sooner termination of the Participant's stock appreciation rights.

8.   Fair Market Value of Common Stock.

     The fair market value of a share of Common Stock of the Company shall be determined for purposes of this Plan by reference to the mean between the bid and asked price of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor function) or, if such shares are then traded on a principal stock exchange, by reference to the closing price of a share on the principal stock exchange on which such shares are traded, in each case as reported by the Wall Street Journal for the business day immediately preceding the date on which the fair market value is determined (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

9.   Withholding Tax.

     Upon (i) the disposition of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option, (ii) the exercise of a non-qualified stock option, or (iii) the exercise of a stock appreciation right, the Company shall have the right to require such employee or other person, and such employee or other person by accepting the options or stock appreciation rights granted under the Plan agrees, to pay the Company the amount of taxes which the Company may be required to withhold with respect thereto. In the event of (i) or (ii), or in the event of (iii) if the Appreciation is paid with Common Stock, then such employee or other person may elect to pay the amount of any taxes which the Company may be required to withhold by delivering to the Company shares of the Company's Common Stock having a fair market value determined in accordance with Paragraph 8 equal to the withholding tax obligation determined by the Company. Such shares so delivered may be either shares withheld by the Company upon the exercise of the option stock appreciation right or other shares. Such election must be made by those persons subject to the provisions of Section 16 of the Exchange Act in accordance with the General Rules and Regulations under the Exchange Act, but in no event later than the date as of which the amount of tax to be withheld is determined.

10.  Non-transferability.

     An option or stock appreciation right granted under the Plan shall, by its terms, be nontransferable by the holder either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the holder's lifetime only by the holder, regardless of any community property interest therein of the spouse of the holder, or such spouse's successors in interest. If the spouse of the holder shall have acquired a community property interest in an option or stock appreciation right, the holder, or the holder's permitted successors in interest, may exercise the option or stock appreciation right on behalf of the spouse of the holder or such spouse's successors in interest.

11.  Holding of Stock After Exercise of Option.

     At the discretion of the Committee, any option or stock appreciation right may provide that the Participant, by accepting such option or stock appreciation right, represents and agrees, for the Participant and the Participant's permitted transferees, that none of the shares acquired upon exercise of an option or stock appreciation right will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, (the "Act"), and the rules and regulations promulgated thereunder and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Act by such person.

12.  Termination of Employment.

     If a holder of an incentive stock option ceases to be employed by the Company or one of its subsidiary corporations (as defined in Section 425(f) of the Code) for any reason other than the holder's death or permanent disability (within the meaning of Section 105(d)(4) of the Code), the holder's incentive stock options shall immediately become void and of no further force or effect; provided, however, that if such cessation of employment shall be due to the holder's voluntary resignation with the consent of the Board of directors of the Company or such subsidiary, expressed in the form of a written resolution, or shall be due to the holder's retirement under the provisions of any pension or retirement plan of the Company or such subsidiary then in effect, then within three months after the date the holder ceases to be an employee of the Company or such subsidiary such incentive stock option may be exercised to the extent exercisable on the date of such cessation of employment. A leave of absence approved in writing by the Board of directors or the Committee shall not be deemed a termination of employment for the purposes of this Paragraph 12, but no incentive stock option may be exercised during any such leave of absence, except during the first three months thereof. Termination of employment or other relationship with the Company by the holder of a non-qualified stock option or stock appreciation right will have the effect specified in the individual option agreement or Certificate of grant as determined by the Committee; provided, however, that an option granted pursuant to Paragraph 4.5 shall be exercisable for a period of 12 months following termination of employment or other relationship with the Company to the extent exercisable on the date of such cessation of employment or other relationship.


13.  Death or Permanent Disability of Option Holder.

     If the holder of an incentive stock option dies or becomes permanently disabled while the option holder is employed by the Company or one of its subsidiary corporations (as defined in Section 425(f) of the Code), the holder's option shall expire one year after the date of such death of permanent disability unless by its terms it expires sooner. During such period after death, such incentive stock option may, to the extent that it remains unexercised (but exercisable by the holder according to such option's terms) upon the date of such death, be exercised by the person or persons to whom the option holder's rights under the incentive stock option shall pass by the option holder's will or by the laws of descent and distribution. The death or permanent disability of a holder of a non-qualified stock option or stock appreciation right will have the effect specified in the individual option agreement or Certificate of Grant as determined by the Committee; provided, however, that a vested option granted pursuant to Paragraph 4.5 shall be exercisable for a period of 12 months following death or permanent disability of a holder of such an option to the extent exercisable on the date of death or permanent disability.

14.  Privileges of Stock Ownership.

     No person entitled to exercise any option or stock appreciation right granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon exercise of such option or stock appreciation right until certificates representing such shares shall have been issued and delivered.
No shares shall be issued and delivered upon exercise of any option or stock appreciation right unless and until in the opinion of counsel for the Company there shall have been full compliance with any applicable registration requirements of the Exchange Act, any applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

15.  Adjustments.

     15.1 If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of stock appreciation rights and shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of stock appreciation rights and shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change to the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the purchase price for each share covered by the option. Any such adjustment in the outstanding stock appreciation rights shall be made without change in the aggregate Initial Value applicable to the unexercised portion of the stock appreciation rights but with a corresponding adjustment in the Initial Value for each share covered by the stock appreciation right.

     15.2 Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property or more than eighty percent of the then outstanding stock of the Company to another corporation, the Plan shall terminate, and any stock appreciation rights and options granted hereunder shall terminate.

     15.3 Notwithstanding the foregoing, the Committee may provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the stock appreciation rights and options theretofore granted to become immediately exercisable; (ii) for the assumption by the successor corporation for the stock appreciation rights and options theretofore granted or the substitution by such corporation for such stock appreciation rights and options or new stock appreciation rights and options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the stock appreciation rights and options theretofore granted shall continue in the manner and under the terms so provided.

     15.4 Adjustments under this Paragraph 15 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional share of stock shall be issued under the Plan on any such adjustment.

16.  Amendment and Termination of Plan.

     16.1 The Committee may at any time suspend or terminate the Plan. The Committee may also at any time amend or revise the terms of the Plan provided that the number of shares subject to an option granted to non-employee directors pursuant to Paragraph 4.5, the purchase price therefor, the date of grant of any such option, the termination provisions relating thereto and the category of persons eligible to be granted such options shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder and provided further that no amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares which may be acquire pursuant to options, and the maximum number of stock appreciation rights granted under the Plan, except as permitted under the provisions of Paragraph 15, (ii) change the minimum purchase price set forth in Paragraphs 4.2 and 6 or the Initial Value set forth in Paragraph 7, (iii) increase the maximum term of options or stock appreciation rights provided for in Paragraph 5, or (iv) change the designation of persons eligible to receive options or stock appreciation rights as provided in Paragraph 4.

     16.2 No amendment, suspension or termination of the Plan shall, without the consent of the holder, alter or impair any rights or obligations under any option or stock appreciation right theretofore granted under the Plan.

17.  Effective Date of Plan.

     No option or stock appreciation right may be granted under the Plan unless and until (i) the options and underlying shares and stock appreciation rights have been registered under the Act and qualified with the appropriate state regulatory agencies, or
(ii) the Company has been advised by counsel that such options, shares and stock appreciation rights are exempt from such registration and/or qualification. An amendment to the Plan to comply with certain provisions of the Code was adopted by the Board of directors on June 30, 1993. The next most recent amendment and restatement of the Plan was approved on July 19, 1990 by the holders of the outstanding voting stock of the Company.

                          LIVE ENTERTAINMENT INC.
       ANNUAL MEETING OF SERIES C CONVERTIBLE PREFERRED STOCKHOLDERS
                                May 9, 1995

     The undersigned Series C Convertible Preferred Stockholder of LIVE Entertainment Inc. (the "Company") hereby nominates, constitutes and appoints Steven Mangel and Elliot Slutzky, and each of them, the agent and proxy of the undersigned, each with full power of substitution, to vote all shares of Series C Convertible Preferred Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Common Stockholders, Series B Cumulative Convertible Preferred Stockholders and Series C Convertible Preferred Stockholders of the Company to be held at The Peninsula Beverly Hills, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212, on May 9, 1995 at 10:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     1.  The Election of Directors to Serve Until Second
Succeeding Annual Meeting.  Electing Makoto Koshiba, Gregory R.
Pierson and R. Timothy O'Donnell to serve on the Board of Directors of the Company until the second annual meeting following their election and until their successors are elected and have qualified.

              AUTHORITY GIVEN  []      AUTHORITY WITHHELD  []

     (INSTRUCTION: To grant authority to vote for all of the nominees named above check the "Authority Given" box; to withhold authority for any individual nominee check the "Authority Given" box and cross out the name(s) of such individual(s) above; to withhold authority for all nominees check the "Authority Withheld" box.)

     2.  The Election of Directors to Serve Until Third
Succeeding Annual Meeting.  Electing Roger A. Burlage, Roger R.
Smith and Michael J. White to serve on the Board of Directors of the Company until the third annual meeting following their election and until their successors are elected and have qualified.

               AUTHORITY GIVEN []    AUTHORITY WITHHELD  []

     (INSTRUCTION: To grant authority to vote for all of the nominees named above check the "Authority Given" box; to withhold authority for any individual nominee check the "Authority Given" box and cross out the name(s) of such individual(s) above; to withhold authority for all nominees check the "Authority Withheld" box.)

     3. Amendment to the Company's 1988 Stock Option and Stock Appreciation Rights Plan. Approving an amendment to the Company's 1988 Stock Option and Stock Appreciation Rights Plan to increase the number of shares of the Company's Common Stock for which options may be granted by an additional 100,000 shares.

                   FOR  []   AGAINST  []    ABSTAIN  []






                                   (Continued)

     4.  Ratification of Selection of Independent Auditors.
Approving the selection of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending
December 31, 1995.

                   FOR  []   AGAINST  []    ABSTAIN  []

     5. Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSALS 1 AND 2 AND A VOTE OF "FOR" ON PROPOSALS 3 AND 4. THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH SUCH RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN ALL OTHER MATTERS, IF ANY ARE PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE SIGN AND DATE BELOW

     DATED: ___________________________

     I do ______ do not ______ expect to attend the meeting.

     PIONEER LDCA, INC.

     By:  ___________________________

     Title:  ________________________

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.

                           LIVE ENTERTAINMENT INC.
                    ANNUAL MEETING OF COMMON STOCKHOLDERS
                                May 9, 1995

     The undersigned holder of Common Stock of LIVE Entertainment Inc. (the "Company") hereby nominates, constitutes and appoints Steven Mangel and Elliot Slutzky, and each of them, the agent and proxy of the undersigned, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Common Stockholders, Series B Cumulative Convertible Preferred Stockholders and Series C Convertible Preferred Stockholders of the Company to be held at The Peninsula Beverly Hills, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212, on May 9, 1995 at 10:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     1. The Election of Directors to Serve Until Second Succeeding Annual Meeting. Electing Makoto Koshiba, Gregory R. Pierson and R. Timothy O'Donnell to serve on the Board of Directors of the Company until the second annual meeting following their election and until their successors are elected and have qualified.

                     AUTHORITY GIVEN  []    AUTHORITY WITHHELD  []

     (INSTRUCTION: To grant authority to vote for all of the nominees named above check the "Authority Given" box; to withhold authority for any individual nominee check the "Authority Given" box and cross out the name(s) of such individual(s) above; to withhold authority for all nominees check the "Authority Withheld" box.)

     2. The Election of Directors to Serve Until Third Succeeding Annual Meeting. Electing Roger A. Burlage, Roger R. Smith and Michael J. White to serve on the Board of Directors of the Company until the third annual meeting following their election and until their successors are elected and have qualified.

                    AUTHORITY GIVEN  []    AUTHORITY WITHHELD  []

     (INSTRUCTION: To grant authority to vote for all of the nominees named above check the "Authority Given" box; to withhold authority for any individual nominee check the "Authority Given" box and cross out the name(s) of such individual(s) above; to withhold authority for all nominees check the "Authority Withheld" box.)

     3. Approving an amendment to the Company's 1988 Stock Option and Stock Appreciation Rights plan to increase the number of shares of the Company's Common Stock for which options may be granted by an additional 100,000 shares.
                        FOR  []   AGAINST  []    ABSTAIN  []

     4. Approving the selection of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1995.
    FOR  []   AGAINST  []    ABSTAIN  []   (To be signed on the reverse side.)

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSALS 1 AND 2 AND A VOTE OF "FOR" ON PROPOSALS 3 AND 4. THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH SUCH RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN ALL OTHER MATTERS, IF ANY ARE PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE SIGN AND DATE BELOW



                                          __________________________________
                                            Signature




                                          __________________________________
                                            Signature, if held jointly



                                          __________________________________
                                            Title or Authority




                                          __________________________________
                                            Date of Signature

                                           Sign your name exactly as it
                                           appears on your stock
                                           certificate(s). When shares are
                                           held by joint tenants or other
                                           co-owners, both should sign.
                                           When signing as trustee,
                                           executor, administrator,
                                           guardian, attorney-in-fact,
                                           corporate officer, etc., please
                                           give full title as such.  If a
                                           partnership, please sign in
                                           partnership name by an
                                           authorized person.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.

                         LIVE ENTERTAINMENT INC.
    ANNUAL MEETING OF SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCKHOLDERS
                               May 9, 1995

     The undersigned Series B Cumulative Convertible Preferred Stockholder of LIVE Entertainment Inc. (the "Company") hereby nominates, constitutes and appoints Steven Mangel and Elliot Slutzky, and each of them, the agent and proxy of the undersigned, each with full power of substitution, to vote all shares of Series B Cumulative Convertible Preferred Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Common Stockholders, Series B Cumulative Convertible Preferred Stockholders and Series C Convertible Preferred Stockholders of the Company to be held at The
Peninsula Beverly Hills, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212, on May 9, 1995 at 10:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     1. The Election of Directors to Serve Until Next Annual Meeting. Electing Jay Burnham and Jonathan D. Lloyd to serve on the Board of Directors of the Company until the next annual meeting following their election and until their successors are elected and have qualified.

               AUTHORITY GIVEN  []    AUTHORITY WITHHELD  []

     (INSTRUCTION: To grant authority to vote for both of the nominees named above check the "Authority Given" box; to withhold authority for any individual nominee check the "Authority Given" box and cross out the name of the individual above; to withhold authority for all nominees check the "Authority Withheld" box.)

     2. Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

















                                           (To be signed on the reverse side.)

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON
PROPOSAL 1. THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH SUCH RECOMMENDATION OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN ALL OTHER MATTERS, IF ANY ARE PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS
OF THE BOARD OF DIRECTORS.

PLEASE SIGN AND DATE BELOW


                                          __________________________________
                                            Signature




                                          __________________________________
                                            Signature, if held jointly



                                          __________________________________
                                            Title or Authority



                                          __________________________________
                                            Date of Signature

                                          Sign your name exactly as it
                                          appears on your stock
                                          certificate(s). When shares
                                          are held by joint tenants or
                                          other co-owners, both should
                                          sign.  When signing as
                                          trustee, executor,
                                          administrator, guardian,
                                          attorney-in-fact, corporate
                                          officer, etc., please give
                                          full title as such.  If a
                                          partnership, please sign in
                                          partnership name by an
                                          authorized person.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.